                                                                   Exhibit 10.1

                              Dated 20 April 2001
                              -------------------

                  THE PRUDENTIAL ASSURANCE COMPANY LIMITED (1)

                                       and

                          MERCATOR SOFTWARE LIMITED        (2)


                     --------------------------------------

                                   Underlease
                                       of
                            Levels 1 and 2 City Tower
                     40 Basinghall Street, London, EC2V 5DE

                     --------------------------------------

                     Term      :  l5 Years
                     From      :  24 June 2000 (inclusive)
                     Expiring  :  23 June 2015 (inclusive)
                     Rent      :  (pound)798,980 (subject to review)

                                   Norton Rose

                                    Contents

Clause                                                                      Page

(A)  Definitions ..............................................................1

(B)  Construction .............................................................2

1    Demise, Term and Rent ....................................................3

2    Tenant's Covenants .......................................................3

3    Landlord's Covenants ....................................................11

4    Provisos ................................................................12

5    Notices .................................................................14

6    Court Order .............................................................14

7    Determination ...........................................................15

8    Miscellaneous ...........................................................15

9    Proper Law ..............................................................15

Schedule 1 The Premises ......................................................16

Schedule 2 Rights Granted ....................................................17

Schedule 3 Rights Reserved ...................................................18

Schedule 4 Rent Review; Insurance Contribution; Service Charge ...............18

Schedule 5 Costs to be included in the Service Charge ........................22

Schedule 6 Services which the Landlord covenants to provide ..................24

Schedule 7 Car Park ..........................................................25

Annexures

Plans (Premises)
Car Park Plan
Specification

THIS UNDERLEASE made the 20 day of April 2001 BETWEEN:

(1) THE PRUDENTIAL ASSURANCE COMPANY LIMITED (Company number 15454) whose registered office is at 142 Holborn Bars London EC1N 2NH (the "Landlord")

(2) MERCATOR SOFTWARE LIMITED (Company No 1293378) whose registered office is at 114 Rochester Row London SW1P 1JQ (the "Tenant")

WHEREAS:

(A)   Definitions

      In this Lease unless the context otherwise requires:

      "Access Roads" means the roadways ramps access and other vehicular ways within the Car Park;

      "the Building" means City Tower 40 Basinghall Street London EC2;

      "Car Park" means the car park situate in the basement and sub-basement levels of the Building and the ramp leading thereto from Basinghall Avenue;

      "Car Park Plan" means the attached plan that is marked as such;

      "Car Park Spaces" means the car park space referred to in Part 2 of
      Schedule 2;

      "Conducting Media" means sewers drains pipes wires aerials cables ducts and any other type of conducting media from time to time used for the passage of soil water gas electricity or other services and any meters or other fixtures and fittings connected to or forming part of any Conducting Media;

      "Connected Person" means any person, firm or company which may be connected with the Tenant for the purposes of section 839 Income and Corporation Taxes Act 1988;

      "the Common Parts" means the entrances main reception area halls lifts staircases landings passages kitchens toilets service areas and other parts of the Building enjoyed or used by the Tenant in common with others;

      "the Energy Charge" means such proportion properly attributable to the Premises (having regard where appropriate to the readings of the meter on Levels 1 and 2 of the Building) of the cost directly incurred by the Landlord of supplying air conditioning electricity or other forms of energy or power to the Level on which the Premises are situate which cost shall be separately metered or recorded by the Landlord and the proportion shall be paid by the Tenant to the Landlord on demand but not more frequently than monthly in arrear;

      "the Freeholder" means the party owning the freehold interest in the Building;

      "Group Company" means any company of which the Tenant may be a Subsidiary or which may have the same Holding Company as the Tenant (where Subsidiary and Holding Company have the meanings given to them by section 736 of the Companies Act 1985);

      "the Insurance Contribution" means the insurance contribution payable by the Tenant on the basis set out in Part 2 of Schedule 4;

      "the Insured Risks" means risks of fire storm lightning explosion riot civil commotion malicious damage impact flood burst pipes aircraft and other aerial devices or articles dropped therefrom subterranean fire earthquake terrorist attack and such other risks as the Landlord or any Superior Landlord may from time to time require to be covered in its reasonable discretion subject to such exclusions and limitations as are imposed by the insurers;

                       CITY TOWER "BASEMENT ACCOMMODATION"

                            [Draft of Lower Basement]
Lower Basement

                            [Draft of Upper Basement]
Upper Basement

                                   CITY TOWER
                                   LONDON EC2

                           BASE BUILDING SPECIFICATION

                                       FOR

                                 FITTING OUT OF

                      OFFICE AREAS AND TOILET ACCOMMODATION

                                ON LEVELS 1 AND 2

Ref: 1772/Report/001/May 2000
Date: May 2000

CITY TOWER, LONDON EC2
Base Building Specification                                     May 2000
--------------------------------------------------------------------------------

1.0   GENERALLY

      1.1 The fitting out of the office areas and toilet accommodation at levels 1 and 2 to Category A standard shall be as generally set out in this document.

      1.2 The layout, designs and areas are subject to accommodating all relevant Authority requirements and detailed design development requirements.

      1.3 The fitting out will be designed, and materials selected (within the parameter dictated by the existing building) to be in accordance with the latest relevant edition (as defined in the Building Contract) of British Standards, Codes of Practice, Statutory and Local Authority legislation, IEE Regulations, CIBSE Regulations, HSE Regulations, CDM Regulations and all other appropriate legislation, statutes and recognised standards as indicated herein.

CITY TOWER, LONDON EC2
Base Building Specification                                     May 2000
--------------------------------------------------------------------------------

2.0   OUTLINE SPECIFICATION

      2.1   Curtain Walling and Windows

            Full height curtain walling to London Wall elevation, comprising structurally glazed units, double glazed, frames to be thermally broken with openable smoke vents and colour coated.

            Double glazed window units colour coated to Girdler's Hall elevation, single glazed units to lightwell.

      2.2   Staircases

            Internal accommodation stair between levels 1 and 2.

      2.3   Internal Doors

            Full height doors to lobbies and toilets, paint finish with softwood painted frames to office areas. Stainless steel ironmongery. Access doors to service risers.

            Full height hardwood veneer doors to toilet cubicles.

      2.4   Floor Finishes

            Sealer to existing concrete structure below raised floors. Fully accessible, medium grade raised flooring system with 600 x 600 mm tiles generally, with all necessary ramps and steps, bright finished, for a minimum overall flooring zone of 85 mm, including fire barriers within the void to Building Regulation requirements for open plan office. Grade four carpet tiles, floor outlet boxes at one per 10m(2) of net lettable floor area.

            Softwood or MDF painted skirtings.

            Ceramic floor tiling and coved skirtings to toilet areas.

      2.5   Wall Finishes

            Plaster finish generally, with plasterboard column casings. Paint decoration.

            Ceramic wall tiling to toilet areas with feature glass mosaic panel, laminated back panels to urinals and WC cubicles.

      2.6   Ceiling Finishes

CITY TOWER, LONDON EC2
Base Building Specification                                     May 2000
--------------------------------------------------------------------------------

            Suspended ceilings, comprising concealed grid and 600 x 600 mm perforated metal tiles with integrated sound attenuation, slimline luminaries and grilles, plasterboard margins and fire barriers within the void to Building Regulation requirements for open plan office.

            Suspended ceilings to toilet areas as offices but plain tile with plasterboard margin.

      2.7   Fittings

            Glass balustrade with stainless steel handrail around void at level
            2.

            Statutory signage.

      2.8   Sanitary Appliances

            White ceramic sanitary-ware, provision for disabled facility, full height mirrors over limestone vanity units with inset bowls, stainless steel/chrome taps and towel dispenser.

      2.9   Mechanical and Electrical Services Installation

            Occupancy Levels:           Generally one person per 10m(2) of nett
                                        lettable office floor area

            Fresh Air Requirements:     10 litres per second per occupant for
                                        office areas

            Heat Gains:

            Office Areas: lighting      15 W/m(2) of nett office area

            Office Equipment:           20 watts per sq m nett office area on
            (general office areas)      fan coil unit


            External Design Conditions:

            Winter                      -4(degree)C saturated
            Summer                      28(degree)C db/20(degree)C wb

            Internal Air Temperatures:

            Offices - Summer            22(degree)C +/- 1(degree)C db
                    - Winter            21(degree)C +/- 1(degree)C

            Noise Level:

            Office Areas Nr 38 generally.

CITY TOWER, LONDON EC2
Base Building Specification                                     May 2000
--------------------------------------------------------------------------------

            Office Lighting:

            Category 2 to general office areas, flush fittings. High Frequency Control Gear together with lighting control system provision to enable retrofit of local control.

            Designed Maintenance levels of illuminance for the building: Based on average surface reflectance of 70% ceiling, 30% walls, 20% floor.

            Office areas:                    400 LUX Open Plan

            Maximum level of glare:          19 (Offices)

            Service illuminances quoted are horizontal on the working plane with an uniformity better than 0.7.

            Design Capacity for Tenants Small Power:

            General office areas 35 watts/sq m nett office area.

            Fire Alarms:

            Analogue addressable system P2/L3 to BS5839 to the fire authorities requirements. Limited smoke detection to protect means of escape. Wiring provision to enable Tenant provision of detectors to L1 coverage of Tenanted areas. Electronic sounders.

Mechanical Services Installations

Four pipe ceiling mounted air side control fan coil air conditioning systems within office areas from connections on services risers in central core ducts inclusive of all controls, primary fresh air supply, wiring, ductwork, heating and chilled water pipework, insulation, fan coils with controllers, drip trays, ceiling grilles, testing, balancing and commissioning.

Control systems on floor shall provide individual floor and zone control and operation of fan coils.

Fan coil unit designated for 1 unit per 15m(2) average.

On floor horizontal runs of dedicated condensate drains to connect into vertical dedicated condensate stacks.

Hand held fire fighting appliances to Fire Officers requirements.

Electrical Installations

CITY TOWER, LONDON EC2
Base Building Specification                                     May 2000
--------------------------------------------------------------------------------

      Office lighting installation complete back to distribution boards in riser duct. Luminaires Category 2 low brightness to general office areas. Flush fittings providing a designed maintenance level of 400 lux in open plan with uniformity better than 0.7 at desk top level. High Frequency Control Gear together with lighting control systems provision to enable retrofit of local control. Controlled group switching locations from each office floor and facility to enable local switching to be installed by Tenant.

      Emergency lighting to office areas designed to comply with the requirements of BS5266: 1988 for open plan office configuration.

      Small power to office areas allowances for under floor outlet boxes provision. 1 per 10m(2) each providing double power and communications outlets. Dedicated circuits from Tenants distribution boards in services risers ducts to power ceiling mounted fan coil units.

      Earthing and bonding to appropriate elements of Category A Works.

      Fire alarm installation from central core services risers to serve all office areas inclusive of sounders.

      Services Generally

      Provision of record drawings. Operating and maintenance manuals for office area systems.

      "the Landlord" includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

      "the Plans" means the plans of Levels 1 and 2 of the Building annexed hereto which unless otherwise stated shall be for identification purposes only;

      "the Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature;

      "the Premises" means the property on Levels 1 and 2 of the Building which are for the purpose of identification only shown edged pink on the Plans and the Landlord's fixtures and fittings therein the boundaries of which are more particularly described in Schedule 1;

      "the Prescribed Rate" means four per centum above the base rate from time to time of HSBC Bank Plc and wherever interest is payable at the Prescribed Rate the same shall be calculated on a day to day basis and compounded quarterly (and proportionately for any fraction of a quarter) on each usual quarter day;

      "the Service Charge" means the service charge payable by the Tenant on the basis set out in Part 3 of Schedule 4 and in respect of the matters set out or referred to in Schedule 5;

      "the Specification" means the annexed specification marked "Base Building Specification May 2000";

      "the Staircase" means the staircase in the approximate location shown tinted blue on the Plans;

      "the Tenant" includes its successors in title and assigns in whom this Lease shall for the time being be vested;

      "the Tenant's Proportion" means a fair and reasonable proportion decided by the Landlord's surveyor which (except where there are special circumstances) will be based on the proportion which the net internal area of the Premises bears to the aggregate net internal area of all parts of the Building (including the Premises) which are either let or if unlet are from time to time constructed or intended for separate letting (in each case measured in accordance with the Code of Measuring Practice issued by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers as amended from time to time);

      "the Term" means the term hereby granted and shall include any statutory or other continuation thereof;

      "Working Day" means a day when banks are open for business in the City of London;

(B)   Construction

      If there are two or more persons included in the expressions `the Landlord" or "the Tenant" or any other guarantors of the Tenant's obligations in this Lease from time to time the covenants agreements and obligations on the part of that party shall be construed as joint and several;

      Words importing the masculine gender shall where appropriate include the feminine gender and the neuter gender or vice versa as the case may be and words importing the singular number shall where appropriate include the plural number and vice versa.

      The headings to the clauses, schedules and paragraphs shall not affect the interpretation.

      This Lease shall be construed as an underlease and "the Superior Lease" means the lease under which the Landlord holds the Building and "the Superior Landlord" shall be deemed to include all reversioners (whether immediate or mediate) in respect of that lease and all exceptions and reservations and rights (including those by way of covenant) in favour of the Landlord shall also be for the benefit of the Superior Landlord to the intent that the Superior Landlord shall be entitled to exercise the same in addition to the Landlord.

WITNESSES as follows:

1           Demise, Term and Rent

            IN consideration of the rents hereinafter reserved and the covenants on the part of the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant the Premises TOGETHER WITH the rights set out in Schedule 2 BUT EXCEPT AND RESERVING the rights set out in
            Schedule 3 AND SUBJECT to all subsisting easements and quasi-easements affecting the same or any part or parts thereof TO HOLD the same unto the Tenant for a term of FIFTEEN years commencing on (and including) 24 June 2000 PAYING during the Term and so in proportion for any less time than a year the yearly rent of (pound)1 per annum from (and including) 24 June 2000 until (but excluding) 14 August 2000, Six thousand pounds ((pound)6,000) per annum from (and including) 14 August 2000 until (but excluding) 29 November 2001, Four hundred and seventy three thousand six hundred and forty two pounds ((pound)473,642) per annum from (and including) 29 November 2001 until (but excluding) 4 March 2002 and thereafter seven hundred and ninety-eight thousand nine hundred and eighty pounds ((pound)798,980) per annum (subject to review as mentioned in Part I of Schedule 4) and by way of further rent from the date of this Lease the Insurance Contribution the Energy Charge and the Service Charge such rents (save as may otherwise be provided in Schedule 4) to be paid in advance without any set-off or deduction whatsoever by equal quarterly payments on the four usual quarter days in each year the first such (proportionate) payment to be made on the date of this Lease in respect of the period from the commencement of the Term to the quarter day next following the date of this Lease.

2           Tenant's Covenants

            THE Tenant HEREBY COVENANTS with the Landlord to observe and perform throughout the Term the following covenants agreements and obligations:

2.1         To pay Rent and Outgoings

            To pay the yearly rent the Insurance Contribution the Service Charge the Energy Charge and other moneys reserved by or made payable under this Lease at the times and in manner respectively provided by this Lease and also to pay and discharge all rates taxes charges duties assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description which now are or which may at any time during the Term be payable either by the owner or occupier in respect of the Premises and whether the same are existing at the date hereof or are imposed during the Term other than any taxes (save for value added tax or any similar tax in respect of payments by the Tenant under this Lease) imposed upon the Landlord by virtue of its receipt of the yearly rent hereunder or any dealing with its reversionary interest in the Premises PROVIDED that if and so long as the Premises are not separately assessed for any of the foregoing the Tenant shall pay to the Landlord on demand from time to time a fair proportion of the assessment on the Building such fair proportion to be determined by the Landlord's Surveyor or Agent whose decision shall be final and binding upon the parties;

2.2         Repair

            At all times during the Term to keep the Premises including all fixtures fittings (other than tenant's and trade fixtures) additions alterations and improvements from time to time affixed or made thereto and the appurtenances thereof clean and in good and substantial repair condition and decoration (damage by any of the Insured Risks only excepted unless payment of any moneys payable under any policy of insurance shall be refused either in whole or in part by reason of any act neglect or default of the Tenant any sub-tenant or their respective servants agents licensees or invitees) PROVIDED THAT in case any of the Landlord's fixtures and fittings shall need to be replaced the Tenant shall within a reasonable period replace them with others of a similar quality and value;

2.3         Yielding Up

            On determination to yield up the Premises to the Landlord with vacant possession in a state of repair condition and decoration which is consistent with the proper performance of the Tenant's covenants in this Lease and in accordance with the Specification and if on determination the Tenant leaves any fixtures fittings or other items in the Premises and fails to remove these within 14 days of the Landlord serving written notice requiring this then the Landlord may treat them as having been abandoned and may remove destroy or dispose of them as the Landlord wishes and the Tenant shall pay to the Landlord within 7 days of written demand the cost of this and before determination the Tenant shall if required by the Landlord reinstate all alterations additions or improvements made to the Premises whether by the Landlord or the Tenant and if required by the Landlord carry out and complete any work necessary to put the Premises into an open plan form and where this involves the disconnection of any plant equipment machinery or other installation or any Conducting Media the Tenant shall ensure that the disconnection is carried out properly and safely and that such plant equipment machinery and other installation or Conducting Media are suitably sealed off or capped and left in a safe condition so as not to interfere with the continued function of the plant equipment machinery and other installation or the use of the Conducting Media elsewhere in the Building and the Tenant shall make good any damage caused in complying with this clause and shall carry out all relevant works (including the making good of damage) to the reasonable satisfaction of the Landlord;

2.4         Decoration

            In every fifth year of the Term and also in the last year thereof (howsoever the same may come to an end) to paint with two coats at least of good quality paint of a colour to be on the last occasion previously approved of in writing by the Landlord (such approval not to be unreasonably withheld or delayed) or otherwise treat as the case may be in a proper and workmanlike manner all the internal wood iron and other work in or upon the Premises previously or usually painted or otherwise treated as aforesaid and to carry out all work required by this clause with good quality materials and in a good and workmanlike manner;

2.5         Rights of Entry

            To permit the Landlord or his agents or surveyors and all other persons authorised by him or otherwise entitled thereto with or without workmen and others by appointment and on giving at least two working day's written notice to the Tenant (or at any time and without appointment in an emergency) to enter into and upon the Premises for the purpose of exercising the rights excepted and reserved in Schedule 3 and to examine the state and condition of the Premises and to prepare schedules of the Landlord's fixtures and fittings and any dilapidations and to ascertain the use and occupation and the current value for insurance or otherwise and for any other reasonable purpose;

2.6         Notice of wants of repair

            To commence and diligently continue to repair and make good in accordance with sub-clauses 2.2 and 2.4 of this clause all defects and wants of repair or decoration for which the Tenant is liable of which notice in writing shall have been given to the Tenant within two calendar months after service on the Tenant of such notice or sooner if requisite;

2.7         Costs incurred by the Landlord

            To pay all proper costs and expenses (including Solicitors' costs and Surveyors' fees) incurred by the Landlord for the purpose of or incidental to (i) the preparation and service of any notice under section 146 of the Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court (ii) the preparation and service of any notice under this Lease relating to the repair or decoration of the Premises given under subclause 2.6 hereof or any schedule of dilapidations which the Landlord may serve during or at or within three months of the end of the Term and (iii) procuring the recovery of arrears of rent the Insurance Contribution the Service Charge or the Energy Charge or the remedy of any breach of any Tenant's covenant under this Lease;

2.8         Rights of Entry to repair

            That if the Tenant shall at any time make default in the performance of any of the covenants herein contained for or relating to the repair or decoration or the yielding up in good and substantial repair and decoration of the Premises it shall be lawful for (but not obligatory upon) the Landlord (but without prejudice to the right of re-entry in this Lease and to any other rights of the Landlord with regard thereto) after the Tenant has failed to comply with the notice served in accordance with sub-clause 2.6 hereof to enter upon the Premises and repair and decorate the same at the expense of the Tenant in accordance with the covenants and provisions of this Lease and the expense of such repairs and decorations shall be repaid by the Tenant to the Landlord within 7 days of written demand notwithstanding the fact that the Term may have expired or determined and the certificate of the Landlord's surveyor certifying the cost to the Landlord shall be final and binding on the Tenant and if such repairs and decorations have not been carried out by the Landlord before the determination of the Term the Tenant shall pay mesne profits at the rate of the rent payable hereunder immediately prior to the expiry or determination of the term during the period reasonably required for carrying out such work and the amount of such mesne profits shall be added to the cost of carrying out such work as aforesaid;

2.9         Legal Obligations

            At all times during the Term to observe and perform all the requirements of all Acts of Parliament local Acts or bye-laws regulations orders directions notices and of any consents or licences issued thereunder and to do and execute or cause to be done and executed all such works or things as under or by virtue of any Act of Parliament local Act or bye-law already or thereafter to be passed shall or may be directed or required by any local or public or other authority to be done or executed upon the Premises or any part thereof or relating to the Tenant's user thereof and if required to produce to the Landlord all plans and documents and other evidence which may reasonably be required to show that the provisions of this clause have been performed and to indemnify and keep indemnified the Landlord from and against all claims and liability in respect of all matters the subject of this sub-clause;

2.10        Cost of Works

            To pay to the Landlord within 7 days of demand the cost of all works which the Landlord may be required to do under the Office Shops and Railway Premises Act 1963 and/or the Fire Precautions Act 1971 and/or the Health and Safety at Work etc Act 1974 in respect of the Premises or in the case of works required to be done in respect of or for the benefit of the Premises and other premises the proportion of such costs attributable to the Premises such proportion to be properly determined by the Landlord's Surveyor whose decision shall be final (save in the case of manifest error);

2.11        Alterations

            Not to cut maim or alter any part of the Premises nor make any addition improvement or alteration to the Premises either external or internal whether structural or otherwise PROVIDED THAT on obtaining the Landlord's prior written consent such consent not to be unreasonably withheld or delayed the Tenant may make alterations to the interior of the Premises which are not of a structural nature PROVIDED FURTHER THAT the Tenant may without the Landlord's consent install alter and remove internal demountable partitioning together with associated minor mechanical and electrical works so long as there is no material detrimental effect on the mechanical and electrical services of the Building and such works comply with all statutory requirements and the then current standard fit-out guide for tenants of the Building;

2.12        Planning Acts

            At all times during the Term at the expense of the Tenant to comply in all respects with the Planning Acts and all licences consents permissions and conditions (if any) granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose PROVIDED that the Tenant shall not carry out any operations for which planning permission is necessary but has not been obtained nor apply for or implement any planning permission with the Landlord's prior written consent which consent may not be unreasonably withheld or delayed;

2.13        Use

            Not at any time during the Term to use the Premises otherwise than as high class offices within purpose (a) of Class BI of the Town and Country Planning (Use Classes) Order 1987 and not being such at which services are provided principally to visiting members of the public;

2.14        Floor Loading

            Not at any time during the Term to overload the floors of the Premises or any Conducting Media;

2.15        Storage of inflammable matter

            Not to bring store or place in or upon the Premises any inflammable combustible radioactive toxic corrosive or explosive matter;

2.16        Nuisance

            Not to do on the Premises or the Common Parts anything whatsoever which may be or tend to become in the reasonable opinion of the Landlord noisy or offensive or an annoyance nuisance damage disturbance or inconvenience to the Landlord or its tenants or which may render the Landlord or the Tenant liable to any notice under any Public Health Act for the time being in force or which would constitute a breach of any of the provisions of any private or public Act of Parliament for the time being in force or any regulations or bye-laws made by any competent public or local authority and not to permit any sale by auction or public exhibition or public show or spectacle or political meeting to take place on the Premises;

2.17        Offer-Back and Assignment

2.17.1 If the Tenant at any time desires to assign or transfer or underlet the whole of the Premises the Tenant shall by an irrevocable unconditional written notice ("the Tenant's Notice") served upon the Landlord offer to surrender or assign this Lease to the Landlord in accordance with this sub-clause:

2.17.2 If the Landlord wishes to accept such surrender or assignment it shall within fourteen days of receipt of the Tenant's Notice serve a Counternotice (the "Counternotice") upon the Tenant stating as much;

2.17.3 The price to be paid for the surrender or assignment shall be the open market value (which may be a negative value) of this Lease at the date of the Tenant's Notice and if the open market value is not agreed within fourteen days following the service of the Counternotice it shall be referred to a valuer experienced in valuing high class office accommodation in the City of London who shall act as an expert and not as an arbitrator and who shall be agreed upon by the Landlord and the Tenant within fourteen days after the service of the Counternotice falling which he shall be appointed on the application of either party by the President for the time being of The Royal Institution of Chartered Surveyors and who shall determine the open market value within fourteen days of being requested to do so and whose decision shall be binding on the parties hereto and whose costs shall be shared equally by the Landlord and the Tenant;

2.17.4 For the purposes of valuing the Tenant's fixtures in clause 2.17.3 above it shall be assumed (whether or not it is the case) that the Tenant's fixtures and fittings are improvements

2.17.5 Within seven days of the open market value being agreed or determined the Landlord and the Tenant may serve upon each other written notice ("Acceptance Notice") that they wish to proceed with the surrender or assignment at the open market value and if both parties serve such notice within that period (but not otherwise) the Tenant shall surrender or assign this Lease (the Landlord having the right to decide whether a surrender or an assignment shall be appropriate) with vacant possession subject only to such derivative interests as may with the Landlord's consent as hereinafter provided have been created out of the Term but otherwise free from encumbrances on the day being not less than fourteen days nor more than three months after the Tenant's Notice but otherwise on a date specified by the Tenant in its Acceptance Notice (provided that if such day is not a Working Day then the next Working Day thereafter) and on which day the Landlord shall pay to the Tenant (or the Tenant shall pay to the Landlord) the open market value and the Landlord shall give the Tenant a release under seal in respect of any further liability of the Tenant hereunder;

2.17.6 Time shall be of the essence for the serving of the Counternotice and the Acceptance Notice and if the Landlord does not serve the Counternotice or its Acceptance Notice within the times stated above then the Tenant may within six months of the date of the Tenant's Notice either (a) after obtaining the previous written consent of the Landlord (which may be withheld unless the conditions set out in sub-clause 2.17.7 are satisfied) assign the whole of the Premises or
            (b) sublet the whole of the Premises in accordance with sub-clause 2.18.4;

2.17.7      The conditions referred to in sub-clause 2.17.6 are:

            (a) in relation to either the prospective assignee or any prospective guarantor or guarantors:

                  (i) the prospective assignee is not a Group Company or a Connected Person; and

                  (ii) the prospective assignee or any prospective guarantor is in the Landlord's reasonable opinion of sufficient financial standing to enable it to comply with the covenants in the Lease for the remainder of the Term; and

                  (iii) the prospective assignee covenants with the Landlord that from the date of the assignment of this Lease to it until it assigns this Lease pursuant to the terms of this Lease it will pay all rents reserved under this Lease and observe and perform all the Tenant's covenants and obligations in this Lease; and

                  (iv) the Tenant enters into an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in such terms as the Landlord may reasonably require; and

            (b) if the Landlord reasonably requires a guarantor or some other form of security for the Tenant's obligations under the authorised guarantee agreement is provided to the Landlord

            (c) any sum properly due from the Tenant to the Landlord under this Lease which is outstanding is paid

2.18        Dealings with the Premises

2.18.1 Except as expressly permitted by the subsequent paragraphs in this sub-clause 2.18 or sub-clause 2.17 not to assign underlet charge part with or share possession or occupation of the Premises or any part thereof;

2.18.2 The Tenant may (after serving written notice to the Landlord) share occupation of the Premises with a Group Company on condition that the sharing shall not create the relationship of landlord and tenant and that on any such company ceasing to be a Group Company the occupation shall immediately cease;

2.18.3 Any consent granted under this sub-clause 2.18 shall (unless it expressly states otherwise) only be valid if the dealing to which it relates is completed within two months after the date of the consent;

2.18.4 The Tenant may underlet the whole or part of the Premises with the prior written consent of the Landlord (not to be unreasonably withheld or delayed) so long as:

            (a) the prospective undertenant has covenanted with the Landlord to observe and perform until it assigns the underlease with consent as required by the underlease the Tenant's covenants in this Lease (except the covenant to pay the rent Insurance Contribution Service Charge and Energy Charge);

            (b) if the Landlord reasonably requires a guarantor or guarantors reasonably acceptable to the Landlord has guaranteed the due performance by the undertenant of its above covenant in such terms as the Landlord may reasonably require; and

            (c)   no fine or premium is taken for the grant of the underlease;
                  and

            (d) the rent payable shall not be less than the open market rent reasonably obtainable for the Premises; and

            (e) the form of the underlease has been approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed); and

            (f) in the case of an underletting of part of the Premises the conditions set out in clause 2.18.6 are satisfied.

2.18.5      The conditions referred to in clause 2.18.5(f) are:

2.18.6.1 the total number of such underleases which may subsist at any time during the Term shall not exceed two per floor of the Premises; and

2.18.8.2 any such underlease shall contain provisions enabling the Tenant (as lessor) to recover from the undertenant a due proportion of the Insurance Contribution the Service Charge the Energy Charge and of the cost to the Tenant of repairing decorating and operating the Premises; and

2.18.6.3 any such underlease shall preclude further underletting of all or part of the underlet premises; and

2.18.6.4 any such underlease shall be excluded from the operation of sections 24-28 Landlord and Tenant Act 1954.

2.19        Registration of dealings

            The Tenant will within one month next after the making thereof without any demand by the Freeholder or the Landlord deliver for registration at the office of the Freeholder and also to the Landlord or as it may direct a certified copy of all assignments underleases (or the counterparts thereof) tenancy agreements occupational licences deeds of variation mortgages charges by way of legal mortgage probates of wills letters of administration and other dispositions or deeds affecting the interests terms or conditions of occupancy of the Premises or any part thereof which shall at any time during the Term be made of the Premises or of any part thereof and leave the same with them for that purpose and pay the reasonable costs of the Freeholder and of the Landlord for the registration of every such document;

2.20        Registration covenant in Underlease

            The Tenant will insert in every underlease tenancy agreement or occupational licence of the Premises or of any part thereof granted by the Tenant a covenant by the underlessee tenant or occupational licensee with the Tenant to produce within one month next after the making thereof (without any demand by any person) for registration at the office of the Freeholders a certified copy of every assignment of the sub-demised premises or any part thereof and every sub-demise (including by way of tenancy agreement or occupational licence save as aforesaid) of the same or any part thereof made by any permitted underlessee or the persons deriving title under him and to leave every such copy of such assignment sub-demise agreement and licence (save as aforesaid) with the Freeholders for the purpose of such registration and to pay the reasonable costs of the Freeholders for the registration of every such assignment sub-demise agreement or licence (save as aforesaid);

2.21        Waiver by Tenant

            The Tenant will not at any time accept a surrender of any underleases (in whole or part) or release or waive or vary any underlessee's covenant and will by use all reasonable endeavours to enforce the performance thereof by every such underlessee tenant or occupational licensee (save as aforesaid) and the persons deriving title under him PROVIDED THAT the Tenant shall be permitted to surrender any underlease in part so long as no more than two occupancies are created;

2.22        Vitiation of Insurance

            Not to do or bring on to the Premises any act deed matter or thing which shall or may cause any policy for insurance of the Premises or the Building or any adjoining or neighbouring premises to become void or voidable or whereby the premium or premiums payable in respect thereof shall or may be increased above the ordinary or common rate payable and to comply in all respects with the terms and conditions of all policies for insurance of the Premises or the Building and the requirements of the insurers notified to the Tenant and further not without the previous written consent of the Landlord to arrange any additional insurances against any of the Insured Risks upon or in respect of the Premises;

2.23        Signs

            Not to place fix or exhibit in or on the Premises so that they can be viewed from outside the Premises any hoarding showcase aerial sign signboard bill plate board fascia placard poster advertisement or other notification of any kind whatsoever PROVIDED THAT:

2.23.1 the Tenant and any permitted undertenant or occupier shall be entitled to have its name shown on the common signboard in the main entrance hall and the lift lobby in Level 1 of the Building;

2.23.2 the Tenant and any permitted undertenant shall be permitted to display a sign on or near the entrance doors to the Premises showing its name and logo but in a style consistent with the house style of the Building; and

2.23.3 notwithstanding the foregoing if in the opinion of the Landlord any such sign or other matter as aforesaid which may be placed affixed or exhibited shall be or become offensive or unsightly the same shall be removed or resited immediately on receipt of written request from the Landlord;

2.24        Not to obstruct Common Parts

            Not to do any act or thing whereby any of the Common Parts or any road parking area forecourt path or passage in or enjoyed with the Building may be damaged or obstructed or the fair use thereof by others may be impeded or hindered in any manner whatsoever or whereby any right of prescription shall arise against the Landlord nor to park or allow to be perked on the rear service road any vehicle except for the minimum time necessary for the loading and unloading of goods;

2.25        Sewers drains and watercourses

            Not to cause (or allow those under its control) to pass into the sewers drains or watercourses serving the Premises or the Building or any adjoining or neighbouring premises any noxious or deleterious effluent or any other substance which may cause an obstruction in or injure the same and in the event of any such obstruction or injury forthwith to remove such obstruction and to make good all damage to the reasonable satisfaction of the Landlord;

2.26        Fire Prevention Apparatus

            To maintain to the reasonable satisfaction of the Landlord adequate fire prevention apparatus upon the Premises and from time to time to remove as speedily as possible from the Premises all waste and inflammable material;

2.27        Costs

            To pay on demand all legal costs Surveyor's fees and other expenses of any kind incurred or expended by the Landlord in respect of all applications made by or on behalf of the Tenant or any occupier or undertenant (whether actual or prospective) for the consent or approval of the Landlord to or in respect of any act matter or thing for which consent or approval is required under the terms of this Lease and whether or not consent or approval is refused or the application is withdrawn or not proceeded with for any reason;

2.28        VAT

            In addition to the rents and any other sums which shall or may become payable by the Tenant under the terms of this Lease to pay on an indemnity basis all Value Added Tax in respect thereof at the rate of such tax from time to time applicable thereto;

2.29        Superior Lease

            To observe and perform the lessee's covenants in the Superior Lease (other than the covenants to pay rent and to insure the Building and the covenants as to repair and decoration) insofar as such covenants relate to the Premises;

2.30        Indemnity

            To keep the Landlord fully and effectively indemnified against (i) all damage to the Premises or the Building occasioned by any act default or negligence of the Tenant its servants agents licensees or undertenants and (ii) all costs claims liabilities actions and expenses (by whomsoever alleged or demanded and whether in respect of death sickness personal injury damage to property or otherwise) arising through the use or occupation by the Tenant or any of its servants agents licensees or undertenants of the Premises or any part thereof or the existence of any articles in or about the same or the execution of any works upon the Premises or the state or condition of or the existence of any defect in the Premises (insofar as the Tenant is liable hereunder to repair the same) or any interference or alleged interference or destruction of any right or alleged right (whether of drainage light air way or otherwise) existing for the benefit of any adjoining or neighbouring property;

2.31        Regulations

            To comply with such rules and regulations for the better management and control of the Building as the Landlord may from time to time prescribe and notify to the Tenant

2.32        Third Party Rights

            At the request of the Landlord and at the joint expense of the Landlord and the Tenant to take all steps which may be reasonably required by the Landlord to prevent any encroachment on or acquisition of any easement against the Premises or the loss of any easement enjoyed by the Premises (or any other part of the Building) and to join with the Landlord to take such action or proceedings as the Landlord may reasonably require against any owner or occupier of any nearby land to prevent any such encroachment acquisition or loss;

2.33        Car Park Covenants

            In relation to the Car Park Space the Tenant shall observe the Car Park covenants set out in part 1 of schedule 7.

3           Landlord's Covenants

            THE Landlord HEREBY COVENANTS with the Tenant that the Tenant paying the rents hereby reserved and performing the covenants agreements and obligations set out in clause 2 the Landlord will observe and perform the following covenants:

3.1         Quiet Enjoyment

            That the Tenant may peaceably hold and enjoy the Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person lawfully claiming through under or in trust for it;

3.2         Insurance

3.2.1 To use its best endeavours to procure that the Freeholder shall insure and (unless the insurance so effected shall become void or voidable through or by reason of any act neglect or default of the Tenant or any servant agent licensee or invitee of the Tenant) keep insured the Building (including any plate glass) against the Insured Risks at all times during the Term in some insurance office or with underwriters of repute in the full reinstatement value thereof including Architects' and Surveyors' fees and shall request that the Tenant's interest be noted on the policy if requested to do so by the Tenant and in case of destruction or damage by the Insured Risks that subject to the Landlord or the Freeholders obtaining all necessary permissions permits consents authorities and approvals which the Landlord or the Freeholder shall use their best endeavours to obtain as quickly as possible the Freeholder or the Superior Landlord shall forthwith apply all policy moneys received under or by virtue of any such insurance as aforesaid (except those in respect of loss of rent) in reinstating the Building with reasonable speed;

3.2.2 To insure against five years loss of the rents reserved under this Lease and referred to in Part 2 of Schedule 4 of this Lease;

3.3         Copy Insurance Policy

            To provide the Tenant on request with a copy of the insurance policy or policies applicable to the Building (or a certificate of such insurances) as are then currently maintained together with details of the sum insured and provide the Tenant with details of all changes to such insurance policy or policies as soon as reasonably possible after receipt from the Superior Landlord;

3.4         Services

            Except where the Building (or any part of it) has been damaged otherwise than by an Insured Risk to provide the services specified in Schedule 6 and the Car Park Services set out in part 3 of schedule 7 PROVIDED THAT the Landlord shall not be responsible or liable in any way whatever for any failure to provide the same or any of them if such failure shall be due either wholly or in part to any act neglect or default of the Tenant or the Tenant's servants agents licensees or invitees or to any strike lock-out shortage of labour or materials power cuts failure in delivery of supplies or to any other cause whatsoever beyond the Landlord's control so long as the Landlord has taken all reasonable steps to remedy such failure PROVIDED FURTHER that the Landlord will endeavour to maintain the Service Charge at a reasonable figure consistent with due performance and observance of its obligations but the Tenant shall not be entitled to object to any item comprised therein by reason only that the materials work or service in question might have been provided or performed at a lower cost and in particular the Landlord Shall be entitled itself to provide any materials and by its own agents servants and workmen to perform any particular work or service;

3.5         Superior Lease

            To pay the rent reserved by the Superior Lease and to observe and perform the lessee's covenants therein contained insofar as such covenants do not fall to be observed by the Tenant hereunder and to use reasonable endeavours to procure that the Superior Landlord observes and performs the Landlord's covenants therein contained.

4           Provisos

            PROVIDED ALWAYS AND IT IS HEREBY AGREED:

4.1         Forfeiture

            Without prejudice to any other remedies and powers contained in this Lease or otherwise available to the Landlord if:

4.1.1 the whole or part of the rents shall be unpaid for twenty-one days after becoming due (whether demanded or not); or

4.1.2 any of the Tenant's covenants in this Lease are not performed or observed; or

4.1.3 the Tenant or any guarantor of the Tenant's obligations (or if more than one person any one of them):

            (a) proposes or enters into any composition or arrangement with or a notice is issued convening a meeting of its creditors generally or any class of its creditors; or

            (b) is the subject of any judgment or order made against it which is not complied with within seven days or is the subject of any execution sequestration or other process levied upon or enforced against any part of its undertaking property assets or revenue; or

            (c)   being a company:

                  (i) is the subject of a petition presented (save where it is being contested in good faith) or an order made or a resolution passed or analogous proceedings taken for appointing, an administrator of or winding up such company or is the subject of a notice issued convening a meeting for the purpose of passing any such resolution (save for the purpose of and followed by an amalgamation or reconstruction not involving or arising out of insolvency or giving rise to a reduction in capital) and is on terms previously approved in writing by the Landlord; or

                  (ii) an encumbrancer takes possession or exercises any power of sale or a receiver is appointed of the whole or any part of the undertaking property assets or revenues of such company; or

                  (iii) stops payment or agrees to declare a moratorium or
                        becomes or is deemed to be insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1988; or

                  (iv) without the prior consent in writing of the Landlord ceases or threatens to cease to carry on its business in the normal course; or

            (d)   being an individual:

                  (i)   is the subject of a bankruptcy order; or

                  (ii) is the subject of an application or order or appointment under section 253 or section 273 or section 286 of the Insolvency Act 1986; or

                  (iii) is unable to pay or has no reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 of the Insolvency Act 1986;

                  then and in any of the said cases the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises (or any part of the Premises in the name of the whole) whereupon this Lease shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of the Tenant's covenants in this Lease.

4.2         Rent Suspension

            That in the event of the Premises or any part thereof or the means of access thereto at any time during the Term being damaged or destroyed by any of the Insured Risks so as to be unfit for occupation and use then (so long as the Landlord's policy of insurance shall not have been vitiated or payment of the policy moneys withheld or refused in whole or in part in consequence of any act neglect or default of the Tenant or of any servant agent licensee or invitee of the Tenant) the yearly rent hereby reserved, the Energy Charge and the Service Charge or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the expiration of five years from the date of such damage or destruction or until the Premises shall again be rendered fit for habitation and use (whichever shall be the sooner) and a proportionate part of any yearly rent Energy Charge or Service Charge paid in advance by the Tenant shall be refunded by the Landlord to the Tenant and in case of difference touching this proviso the same shall be determined by a single arbitrator to be agreed upon between the parties or in default of agreement to be nominated at the request of either party by the President for the time being of The Royal Institution of Chartered Surveyors and in either case in accordance with the provisions of the Arbitration Act 1996;

4.3         Vitiation of Insurance

            In the event of the Building or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected by the Superior Landlord or the Landlord being wholly or partly irrecoverable by reason of any act or default of the Tenant or any servant agent licensee or invitee of the Tenant then the Tenant will upon demand (in addition to the rents hereinbefore reserved) pay to the Landlord the whole or (as the case may require) a fair proportion of the cost (including professional fees) of rebuilding or reinstating the same with interest at the Prescribed Rate on all payments made by the Landlord or the Superior Landlord in or in connection with such rebuilding or reinstatement for the period from the time of expenditure until repayment by the Tenant;

4.4         Compensation

            Save to the extent that the same may be payable by law notwithstanding any agreement to the contrary neither the Tenant nor any assignee of the Tenant or any underlessee or any occupier for the time being of the Premises or any part thereof shall upon quitting or giving up the Premises be entitled to any compensation under any enactment;

4.5         Landlord's Liability

            Save to the extent that the Landlord may be liable by law notwithstanding any agreement or disclaimer to the contrary the Landlord shall not be liable in any way whatsoever to the Tenant or any servant agent licensee or invitee of the Tenant by reason of any act neglect default or omission on the part of any of the tenants or owners or occupiers of any adjoining or neighbouring premises or of any representative or employee of the Landlord (unless acting within the scope of the express authority of the Landlord) or by reason of the defective working stoppage or breakage of any of the Conducting Media or other plant apparatus or machinery of any kind whatsoever;

4.6         Interest

            If any part of the rents hereby reserved or any other sum of any kind whatsoever which shall or may from time to time become payable to the Landlord under this Lease shall remain unpaid after the same shall have become due (whether or not demanded except where a demand therefor is prescribed by the terms of this Lease when the due date shall be deemed to be the date of demand) the same shall carry interest for the period from the date on which the same became due until the date of actual payment at the Prescribed Rate and such interest shall be paid by the Tenant on demand;

4.7         Other Property owned by the Landlord

            In consideration of the grant of this Lease the Tenant agrees that the Tenant and all persons deriving title under the Tenant to the Premises as lessee or occupier of the said Premises or any part thereof will not raise any objection under the London Building Acts or the London County Council (General Powers) Act 1954 or otherwise to the erection of a building of a height in excess of that ordinarily permitted by such Acts or otherwise on any premises in the ownership of the Landlord within a radius of One hundred yards of the nearest point thereto of the Building nor require any compensation to be paid in respect of any loss of light or air to the Premises caused by the erection of any such building within the said radius;

4.8         Easements

            The Tenant shall not be or become entitled to any easement right quasi-easement or quasi-right save as expressly set out in the Second Schedule;

4.9         Cleaning Contractor

            If the Tenant wishes to appoint a third party to clean the Premises it may only appoint a cleaning contractor nominated by the Landlord at the request of the Tenant and the Landlord shall be entitled to refuse to allow any other cleaning contractor access to the Building but this provision shall not render the Landlord liable for the fees of the nominated cleaning contractor or for its actions or omissions;

4.10        Acts of the Tenant

            Where in this Lease the Tenant covenants not to do any act the Tenant shall neither do such act and shall use all reasonable endeavours not to permit or suffer the same to be done.

4.11        Termination if Premises not Reinstated

            Whenever the Premises or any part thereof or the means of access thereto are damaged or destroyed by any of the Insured Risks so as to be unfit for use and occupation and if the Premises are still not fit for use and occupation by the Tenant at the end of a five year period starting on the date of the damage or destruction then either the Landlord or the Tenant may at any time within 3 months of the end of the period serve notice in writing on the other whereupon the Term is to cease absolutely but without prejudice to any rights or remedies that may have accrued on either party

5           Notices

            SECTION 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices which may be served under the terms of this Lease.

6           Court Order

            HAVING been authorised so to do by an Order of The Mayor's and City of London Court dated 1st February 2001 (Application Number MYIG0856 pursuant to Section 38(4) Landlord and Tenant Act 1954, the parties hereto agree that if a Tenant's Notice is served under sub-clause 2.17 or a notice is served by the Tenant under clause 7.1 then the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall be excluded in relation to this Lease.

7           Determination

7.1 The Tenant may determine this Lease on 24 June 2012 by serving on the Landlord not less than nine months written notice specifying the proposed date of Determination.

7.2 This Lease shall only determine as a result of notice served by the Tenant under clause 7.1 if:

7.2.1 that notice has been served strictly in accordance with that clause and

7.2.2       on or before the intended date of Determination the Tenant:

            (a) gives vacant possession of the Premises and the Car Park Spaces to the Landlord; and

            (b) is not in breach of its covenant to pay the yearly rents and pay the other rents reserved by clause 1 properly demanded at least one month before the intended date of Determination; and

            (c) delivers to the Landlord the original of this Lease and any other title documents to the Premises or a statutory declaration as their destruction if the originals have been lost or destroyed.

7.3 The Landlord may in its absolute discretion waive compliance with all or any of the conditions set out in clause 7.2.

7.4 If the provisions of this clause 7 are complied with then upon the expiry of the notice of Determination this Lease shall determine but without prejudice to any right of action of either party in respect of any previous breach by the other of any covenant or obligation in this Lease.

7.5         Time is of the essence in respect of this clause 7.

7.6 Any notice of Determination served under this clause 7 shall be irrevocable.

8           Miscellaneous

8.1 This Lease is a new tenancy within the definition given in section 1(3) of the Landlord and Tenant (Covenants) Act 1995.

8.2 This Lease does not pass to the Tenant the benefit of or the right to enforce any covenants which now benefit or which may in the future benefit the reversion to this Lease and the Landlord shall be entitled in its sole discretion to waive, vary or release any such covenants.

8.3 If the Landlord and the Tenant agree in writing that the Tenant may defer payment of any sums due under this Lease then for the purposes of this Lease (and of section 17 of the Landlord and Tenant (Covenants) Act 1995) those sums shall be deemed to be due for payment on the deferred date so agreed and not on the earlier date on which they would, but for that agreement, have fallen due.

8.4 The provisions of the Contracts (Rights of Third Parties) Act 1999 are excluded from this Lease.

9           Proper Law

            This Lease shall be governed by English law and the Tenant irrevocably submits to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof each party hereto has executed this Deed the day and year first above written.

                                   Schedule 1
                                  The Premises

The Premises shall (for the purposes of obligation as well as grant) include:

(i) the internal wood concrete plaster tiles carpets or other coverings and plaster work of the floors walls and the ceiling tiles in the false ceilings bounding the Premises and the doors door-frames internal windows and window-frames and the glass therein;

(ii) all Conducting Media which are laid inside the area bounded by the internal faces of the said floors walls and false ceilings and which serve the Premises exclusively;

(iii) the main lights and light fittings recessed into the false ceiling;

(iv) the false floor and the supports thereof and the space underneath the false floor down to but not including the floor slab;

(v)   the Staircase;

(vi)  the items listed or referred to in the Specification.

BUT shall exclude

(i) all structural parts of the Building and any part or parts of the Building lying above outside or below the surfaces of the floors walls and false ceilings hereinbefore expressly included;

(ii)  external double glazing and windows window-frames and the glass therein;

(iii) any Conducting Media which do not serve exclusively the Premises;

(iv) all parts of the air conditioning and heating system (other than that referred to in the Specification);

(v)   the concrete floor slab.

                                   Schedule 2
                                 Rights Granted

                        Part 1 - Rights Granted in Common

The rights in common with the Landlord and all others for the time being authorised by the Landlord or otherwise entitled thereto:

(1) At all times to pass and repass on foot only over along and across the Common Parts as a means of access to and egress from the Premises and on foot and using vehicles over along and across the Access Roads as a means of access to and egress from the Car Park Spaces but for no other purpose whatsoever and the right to use the service areas of the Building for the loading and unloading of vehicles;

(2) To the passage of services through the Conducting Media under over through or about the Building or any part thereof which from time to time serve the Premises;

(3) To store refuse in such part of the Building as may from time to time be nominated by the Landlord.

(4) The support and protection for the Premises from other parts of the Building.

(5) To connect to and use the hot and cold water services (capped off) provided to and available from within the Premises.

                            Part 2 - Exclusive Rights

1 At all times the exclusive right to park two motor cars in the Car Park the initial spaces being shown edged red on the Car Park Plan or in such other space within the Car Park as the Landlord may nominate in writing to the Tenant Provided that:

      (1) The Landlord will exercise the right to nominate alternative Car Park Spaces reasonably and only if this is reasonably required in the interests of good estate management; and

      (2) Such alternative Car Park Spaces will so far as practicable be no smaller and no less convenient to use than the former Car Park Spaces; and

      (3) Unless the Landlord requires the Car Park Spaces for uses associated with the management and running of the Building the Landlord will as soon as practicable restore to the Tenant the Car Park Spaces in which the Tenant had the exclusive right to park immediately before such nomination.

2 The exclusive right to use the toilets on levels 1 and 2 subject to the Landlord having the right for itself and those authorised by it for maintenance purposes having access on reasonable prior notice (except in emergency) where no notice need be given.

3 The exclusive right to connect to the Conducting Media for the purposes of installing air conditioning equipment so long as Landlord's prior written consent (if required) under clause 2.11 has been obtained

                                   Schedule 3
                                 Rights Reserved

To the Landlord and the Superior Landlord such rights as are reserved by the Superior Lease and further the rights for the Landlord and all others for the time being authorised by the Landlord or otherwise entitled thereto:

1 To build or rebuild upon any adjoining or adjacent land or to alter any building or erection from time to time thereon (including without prejudice to the generality thereof the Building) and the right to consent on behalf of the Tenant to any person doing the same on any adjoining or adjacent land to such height and in such manner and otherwise as the Landlord may desire or permit and to use the same in whatever manner may be desired and whether or not the access of light and air to the Premises or any other amenity from time to time appertaining to the Premises shall be affected in any way;

2 The passage of services through and the use of all Conducting Media in under over through or about the Premises or any part thereof to and from any other Premises from time to time served thereby;

3 To enter and remain upon the Premises with tools appliances and materials for the purposes of inspecting testing repairing renewing relaying cleaning maintaining connecting up to or altering the Building or any Conducting Media whether or not serving the Premises exclusively and the toilets or adjoining or contiguous premises or any other things used in common and for the purpose of doing any other things comprised in the Landlord's obligations contained in this Lease or in respect of which the Service Charge is payable and of ensuring the proper security of the Building and its occupiers and of performing any of the covenants in the Superior Lease or doing anything which may be necessary or desirable to prevent or avoid a forfeiture thereof or the marketing of any part of the Building PROVIDED THAT the exercise of this right shall not (except in emergency) prevent or substantially impede the Tenant's use of the Premises and that the Landlord shall make good or cause to be made good any damage caused to the Premises or the Tenant's fixtures within them occasioned by such entry at the Premises;

4 The support and protection from the Premises enjoyed by other parts of the Building now or hereafter to be erected

                                   Schedule 4
               Rent Review; Insurance Contribution; Service Charge

                              Part 1 - Rent Review

(1) On 24 June 2005 and 24 June 2010 (in each case the "review date") the yearly rent payable hereunder shall be reviewed and thereafter there shall be payable (in addition to the rents reserved by Parts 2 and 3 of this Schedule) a yearly rent equal to the higher of the yearly rent payable immediately prior to the review date and an amount which shall represent the market rent on the review date.

(2) In this schedule "market rent" means the rack rent at which the Premises might reasonably be expected to be let as a whole in the open market with vacant possession by a willing landlord to a willing tenant without taking any fine or premium for a term equal to 10 years commencing on the relevant review date and for the use permitted under this Lease (or for the actual use if attracting a higher value) and upon the terms of this Lease (other than as to the amount of the rent reserved but including the provisions for rent review) and upon the assumptions that:

      (i) the Landlord and the Tenant have complied with all of the covenants agreements and obligations on their (respective) parts in this Lease; and

      (ii) in case the Premises have been destroyed or damaged by an Insured Risk they have been fully restored; and

      (iii) the Premises have been finished to the Specification and are ready and fit for immediate use or occupation by the willing tenant (so that no rent-free period or allowance need be made in respect of any fitting out work); and

      (iv) the Tenant is to receive whatever inducements or other concessions would be given in the market to the willing tenant on the relevant review date (ignoring any concessionary rent period or other inducement required for fitting out the Premises).

      BUT disregarding (if appropriate):

      (i) the fact that the Tenant has been in occupation of the whole or any part of the Premises;

      (ii) any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant or any permitted undertenant;

      (iii) any permitted improvement to the Premises carried out by and at the expense of the Tenant or any undertenant otherwise than in pursuance of an obligation to the Landlord;

      (iv) any restraint or restriction on the right to recover or increase rent imposed by or by virtue of any Act of Parliament.

(3) In the first instance the Landlord and the Tenant shall endeavour to agree the amount of the market rent to be paid on and from the review date but if (for whatever reason) they shall not have agreed the same by such date as shall be one month before the review date then at any time thereafter either party may refer the matter to be determined by a valuer experienced in valuing high class office accommodation in the City of London (who shall act as an expert and not as an arbitrator but who shall afford to each of the Landlord and the Tenant a reasonable opportunity to make representations to him) previously agreed upon between the Landlord and the Tenant or in the absence of such agreement to be nominated on the application of the Landlord or the Tenant by the President for the time being of The Royal Institution of Chartered Surveyors and the decision of any such valuer shall be binding on the parties hereto and the cost of the reference to him and his determination shall lie in his award in the event that any such valuer shall die or become unwilling to act or become incapable of acting or if for any other reason the President aforesaid shall in his absolute discretion think fit the said President may by writing discharge him and appoint another valuer in his place.

(4) If (for whatever reason) the market rent is not agreed or determined until after the review date the Tenant shall continue to pay the yearly rent at the rate applicable immediately before such date and on the date on which the market rent shall have been agreed or determined as aforesaid there shall be due as arrears of rent and the Tenant shall pay the amount of any increase for the period on and from the review date up to the quarter day next after such agreement or determination together with interest thereon (at four per centum below the Prescribed Rate) for the period on and from the review date up to the date of actual payment.

(5) If the market rent is higher than the rent previously payable then within twenty-eight days of the market rent being agreed or determined as aforesaid the parties shall for evidence purposes execute a memorandum recording the market rent and each party shall bear its own cost in respect thereof.

(6) It is hereby declared that time shall not be of the essence in this Part of this Schedule except as regards the review date.

                         Part 2 - Insurance Contribution

A proportion to be properly determined by the Landlord of the amount which the Landlord or the Superior Landlord shall from time to time expend in or in respect of effecting or maintaining insurance of the Building against the Insured Risks in the full reinstatement value thereof for the time being and all Architects' and Surveyors' and other fees and incidental expenses consequent upon reinstating the Building rent payable under this Part of this Schedule to be paid on demand together with (1) the full amount of any additional or increased premiums which may be demanded by the insurers an account of the nature of the occupation or business of the Tenant or any undertenant and (ii) the full amount of all insurance premiums in respect of five years' loss of rent hereunder at a rate which takes into account potential increases of rent in accordance with the rent review provisions referred to above or following the expiry or determination of the Term.

                             Part 3 - Service Charge

(1) By way of Service Charge at the times and in the manner hereinafter provided the Tenant's Proportion of the expenditure from time to time incurred by or on behalf of the Landlord in connection with the matters set out or referred to in Schedules 5 and 6 Provided always that the Tenant's contribution by way of Service Charge towards the cost and expense of replacing the external cladding at the Building incurred by the Landlord in any one service charge year shall be capped at (pound)100,000 (the "Initial Figure") as reviewed in accordance with Paragraph (2) below.

(2) The Initial Figure shall be reviewed on the expiry of each service charge year and the capped amount for the purposes of Paragraph 1 shall become the Initial Figure plus the amount that bears the same proportion to the Initial Figure as the amount, if any, by which the "all items" index figure of the Index of Retail Prices published by the Department of Employment (or any successor, Ministry or department or any substitution therefor) for the month preceding the expiry of the relevant service charge year exceeds the index figure for the month preceding the date of this Lease.

(3) The expenditure shall be ascertained and certified by the Landlord's surveyor for each successive period of twelve months expiring on the twenty-third day of June in each year (or such date as the Landlord may from time to time select and notify) as soon as may be practicable thereafter (hereinafter referred to as the "relevant year") and the Tenant shall pay to the Landlord in respect of each relevant year the Tenant's Proportion of the amount so certified apportioned if necessary for the commencement and the expiration or sooner determination of the Term.

(4) The Tenant shall pay to the Landlord on account of the Service Charge such annual sum as the Landlord's surveyor shall notify to the Tenant as a fair estimate of the Tenant's likely Service Charge for the relevant year (hereinafter called the "Initial Contribution") such annual sum to be paid by equal quarterly payments in advance on the four usual quarter days the first proportionate payment in respect of the period from the date of commencement of the Term to the quarter day next following the date hereof to be made on the date hereof.

(5) After the expenditure for each relevant year shall have been ascertained and certified by the Landlord's surveyor the Tenant shall pay to the Landlord on demand or the Landlord shall allow to the Tenant (as the case may require) the difference between the Initial Contribution paid by the Tenant for the relevant year and the actual amount of the Service Charge for that relevant year.

(6) Every certificate of the Landlord's surveyor as to the expenditure or any sum payable by the Tenant hereunder shall be in writing and save in the case of manifest error be final and binding on the Landlord and the Tenant.

(7) Any omission by the Landlord or his surveyor to include in any relevant year a sum expended or a liability incurred in that relevant year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent relevant year as the Landlord shall deem fit.

                                   Schedule 5
                   Costs to be included in the Service Charge

(i) The costs of and incidental to compliance by the Landlord with every notice regulation or order of any competent local or other authority affecting the Building (save insofar as such costs are the responsibility of an individual occupational tenant).

(ii) All proper fees charges expenses and commissions of any person or persons the Landlord may from time to time employ in connection with the management including rent collection and maintenance of the Building including the cost of administering the Service Charge and the Energy Charge (but excluding for the purposes of this clause any such fees charges expenses and commission in connection with the actual letting or reletting of the Building or any part or parts thereof) PROVIDED THAT if the Landlord shall itself perform such services it shall be entitled to an annual management fee equivalent to the reasonable fee which would have been payable to a managing agent had one been employed.

(iii) All fees charges and expenses payable to any person who the Landlord may at any time employ in connection with the security of the Building or to inspect repair and keep in running order the lifts air conditioning plant and the hot water systems and such other plant as is necessary to provide the Landlord's services including the Landlord's costs incurred from time to time in entering into a contract or contracts with any such persons and also the cost from time to time of carrying out such repairs and any replacements.

(iv) The cost of taking out and maintaining in force such engineering third party employers or public liability insurances or such other insurances as the Landlord shall from time to time in its absolute discretion deem necessary and the cost of valuing the Building for insurance purposes from time to time.

(v) The cost of employing staff for the performance of any of the duties and services referred to in this Schedule and Schedule 6 and all other incidental expenditure in relation to such employment including but without limiting the generality of such provision such insurance health pension welfare and other payments contributions and premiums and such compensation for redundancy or unfair dismissal as the landlord may in its absolute discretion deem desirable or necessary and the provision of uniforms working clothes tools appliances cleaning and other materials bins receptacles and other equipment for the proper performance of their duties.

(vi) Such sum or sums from time to time as the Landlord's surveyor shall certify as desirable to be retained by the Landlord by way of a reserve fund against depreciation of plant and fixed equipment.

(vii) All rates outgoings insurance premiums service charge and rental and service charge values and other incidental expenses of any accommodation provided in the Building or elsewhere for occupation by a resident caretaker or other persons employed in connection with the provision of the said services.

(viii) The cost of maintaining repairing servicing renewing and replacing all heating air-conditioning ventilation and drainage plant installations hot and cold water and sanitary systems lifts equipment standby generator security fire alarm and fire prevention apparatus and sprinkler units (if any) (including electrical wiring gas oil and other necessary pipes) and all machinery and apparatus used in connection therewith as may from time to time be in the Building and any maintenance contracts in respect thereof (including all charges for water gas electricity motor fuel or power and all other costs of operating and running the said equipment plant and apparatus).

(ix) The cost of providing security and hall porterage facilities for the Building.

(x) The cost of cleaning the exterior of the windows of the Building and the interior and exterior of all windows and glass in the Common Parts.

(xi) The cost of cleaning maintaining redecorating and lighting the Common Parts and the car parking areas of the Building and providing hot and cold water towels and toilet and other requisites in all the lavatories in the Building.

(xii) save to the extent already provided for in this Schedule the costs to the Landlords of complying with its obligations under this Lease.

(xiii) The cost of repairing renewing maintaining decorating amending altering cleaning and when necessary rebuilding the Common Parts main walls roof structure foundations columns pillars beams slabs external double glazing and windows window-frames and the glass therein and exterior of the Building (which expression in this particular context shall without prejudice to the generality thereof be deemed to include all parts of the Building and Conducting Media excluded from the demise as set out in the first schedule) and any land including any car park and accessways areas passages staircases landings walls fences drains pipes wires cables water and sanitary apparatus and all other conveniences and things for the time being used or capable of being used in connection therewith or belonging thereto and for which the Tenant is not herein made expressly liable.

(xiv) The cost of carrying out any other works or services of any kind whatsoever which the landlord may from time to time consider desirable for the purpose of maintaining or improving services in or for the Building for the common benefit of the tenants and other occupiers of the Building.

(xv) The removal of waste paper refuse and garbage from the refuse disposal area.

(xvi) The payment of any rates (including water rates) charges assessments or outgoings in respect of the Common Parts or the plantrooms liftroom and other accommodation in respect of equipment plant and apparatus referred to in this schedule.

(xvii) The provision tending and maintenance of such plants and other landscaping or decorative features within the Common Parts as the landlord may from time to time deem fit.

(xviii) Any value added tax or other similar tax payable by the Landlord in respect of any of the matters in this schedule insofar as the same is not recoverable by the Landlord as an input.

(xix)   The provision of the Car Park Services.

                                   Schedule 6
                Services which the Landlord covenants to provide

(i) Between the hours of 8 a.m. and 6 p.m. Mondays to Fridays (bank and other public holidays excepted) and at such other times as the Tenant may request to provide a reasonable supply of air-conditioning and (during the winter months) central heating to the Premises and the Common Parts.

(ii)  To provide a reasonable supply of hot and cold water to the Common Parts.

(iii) To provide reasonable security caretaking and porterage facilities for the Building and to decorate the Common Parts.

(iv) To maintain repair amend renew cleanse repaint and redecorate and otherwise keep in good and tenantable condition:

      (a) the structure of the Building and in particular the roofs foundations columns pillars beams floor slabs main walls and external surfaces of the Building;

      (b)   the Common Parts;

      (c) the Conducting Media in under or upon the Building which shall serve the same (excluding nevertheless any which exclusively serve the Premises);

      (d) the plantrooms lift motor rooms and other accommodation in respect of the equipment plant and apparatus referred to in paragraph (viii) of Schedule 5;

(v) To maintain repair service renew and replace all lighting in the Common Parts and all heating air-conditioning ventilation and drainage plant installations hot and cold water and sanitary systems lifts equipment standby generator security fire alarm and fire prevention apparatus and sprinkler units (if any) (including electrical wiring gas oil and other necessary pipes) and all machinery and apparatus used in connection therewith as may from time to time be in the Building.

(vi) The provision tending and maintenance of such plants and other landscaping or decorative features within the Common Parts as the Landlord may from time to time deem fit.

                                   Schedule 7
                                    Car Park

                           Part 1 - Car Park Covenants

In respect of the Car Park Spaces the Tenant covenants as follows:

1     To pay Uniform Business Rates

1.1 To pay and discharge all Uniform Business Rates relating to the Car Park Spaces at the times when they become due.

1.2 Not without Consent (which shall not be unreasonably withheld or delayed) to make any claim for relief in respect of Uniform Business Rates for the Car Park Spaces.

2     Yielding up on Determination

      On Determination of the Term the Tenant to yield up the Car Park Spaces with vacant possession.

3     Insurance

      The Tenant shall:

3.1.1 not knowingly do anything which shall or may cause any of the insurance policies for the Building to be void or voidable or increase the premiums payable under them;

3.1.2 not knowingly do anything which shall or may cause the insurance of any adjoining or neighbouring property for the time being owned by the Superior Landlord to be void or voidable;

3.1.3 not insure or maintain insurance of the Car Park Spaces against any of the Insured Risks.

4     Use

4.1 The Tenant shall not use either Car Park Spaces other than for the purpose of parking one private motor vehicle belonging to or hired by the Tenant or any authorised subtenant or employee of the Tenant.

4.2 The Tenant shall not use the Car Park Spaces for any purpose or activity which is illegal immoral noisy noxious dangerous or offensive or which may be or become a nuisance to or cause damage to the Landlord or the Superior Landlord or any other person or which might be harmful to the Car Park Spaces or the Building.

4.3 The Tenant shall not use the Car Park Spaces for the purpose of carrying out any washing polishing repairing (save in emergency) or overhauling of any motor vehicle.

4.4 The Tenant shall not store any inflammable or dangerous liquid or substance on the Car Park Spaces (other than in the oil reservoirs and petrol tanks of any motor vehicle).

5     Alterations

      The Tenant shall not make any alteration addition or improvement to the Car Park Spaces whether structural or otherwise.

6     Legal Obligations

      The Tenant shall not breach any Legal Obligations relating to the Car Park Spaces (in so far as they relate to or affect the Car Park Spaces or the Tenant's use of them).

7     Rights and Easements

7.1 The Tenant shall not grant to any third party any rights of any nature over the Car Park Space.

7.2 The Tenant shall not do anything to jeopardise all easements and rights currently enjoyed by the Car Park Spaces.

8     Car Park Regulations

      The Tenant shall comply with the Car Park Regulations set out in part 2 of this schedule.

                          Part 2 - Car Park Regulations

1 Not to cause any unnecessary noise vibration or exhaust fumes within the Car Park

2 Not to do anything in the use of the Car Park which may be or become a nuisance or annoyance or inconvenience or cause damage to the Landlord or any other user of the Car Park

3 Not to obstruct the Access Roads and not to park any motor vehicle anywhere in the Car Park or elsewhere in the Building except in the Car Park Spaces

4 Not to deposit in the Car Park any rubbish litter or refuse of any kind other than in any proper receptacles provided for the purpose

5 To use care and diligence when driving motor vehicles into the Car Park Spaces and when parking motor vehicles in the Car Park Spaces to do so in such manner that such motor vehicles do not in any way obstruct the ingress or egress of any motor vehicle into or out of any adjoining parking space and so that they do not prevent access to any adjoining motor vehicle

6 To comply with all reasonable directions made by the Landlord relating to security or fire precautions in respect of the Car Park

7 To comply with all reasonable directions and requests of the Landlord for regulating and controlling traffic within the Car Park including without limitation directions relating to the speed at which traffic within the Car Park may travel

                                     Part 3

                                Car Park Services

1     The cleaning and maintenance of the Car Park.

2 The provision and operation in the Car Park of such fire prevention fire fighting and fire alarm equipment and signs as may be required by any authority or by the insurers.

3     Keeping lit at appropriate times all appropriate parts of the Car Park.

4 So far as reasonably practicable keeping open and unobstructed the Access Roads (subject to any temporary closure from time to time).

5 The provision of security services and personnel for the purposes of surveillance and supervision of users of the Car Park (both vehicular and pedestrian).

6     The provision of all necessary signs or notices in the Car Park.

THE COMMON SEAL of PRUDENTIAL            )
PROPERTY INVESTMENT MANAGERS             )
LIMITED acting as attorney for THE       )
PRUDENTIAL ASSURANCE COMPANY             )
LIMITED was affixed in the presence of:  )

[Name of sealing officer] /s/ S.C. KING

           /s/ S.C. King
Signature: ------------------------

Duly appointed and authorised sealing          [SEAL]
officer of Prudential Property Investment
Managers Limited

THIS DEED OF AGREEMENT is made the 20 day of April 2001 BETWEEN:

(1) Foremans Limited whose registered office is at 17 Grosvenor Gardens, London, SW1W 0BD ('the Consultant'); and

(2) Mercator Software Limited whose registered office is at 114 Rochester Row, London, SWiP 1JQ ('the Company')

WHEREAS:

      A. The Company has entered into an agreement for lease with City Tower Limited (the 'Employer') in respect levels 1 and 2, City Tower, 40 Basinghall Street, London, EC2V 5DE (the 'Premises')

      B. By a contract ('the Appointment') dated 6th June, 2000 the Employer has appointed the Consultant as mechanical and engineering consultants in connection with renovation works at the Premises (the 'Works')

      C. The Employer is the employer under a building contract ('the Building Contract') which it has entered into with Blenheim House Construction Limited for the execution of the Works

NOW IT IS HEREBY AGREED as follows:

      1. The Consultant warrants that it has exercised and will continue to exercise all the professional skill, care and diligence required by the Appointment in the performance of its duties under the Appointment and all other services and duties performed and undertaken, provided that the Consultant shall have no greater liability to the Company by virtue of this Agreement than it would have had if the Company had been named as a joint 'Employer' under the Appointment.

      2. The Consultant further warrants that it has complied or will comply with its obligations in relation to the use or specification for use of goods, materials substances or products referred to in paragraph 8 of the Appointment.

      3. The Company and its appointee shall have a license to copy and use and to reproduce documentation on the same terms as paragraph 12 of the Appointment.

      4. The Consultant shall maintain professional indemnity insurance in the amount stated in and in accordance with the requirements of the Appointment. As and when it is reasonably requested to do so by the Company, the Consultant shall produce for inspection documentary evidence that its professional indemnity insurance has been maintained.

      5. For the avoidance of doubt the Consultant's liability under this Deed shall cease twelve years from the Practical Completion date.

IN WITNESS whereof the parties hereto have caused their respective common seals to be affixed hereunder the day and year first before written.

The COMMON SEAL of              )
FOREMANS LIMITED was            )
hereto affixed in the presence  )
of:                             )

                    Director          /s/ [ILLEGIBLE]         [SEAL]

                    Director          /s/ [ILLEGIBLE]

Signed as a deed by          )
MERCATOR SOFTWARE            )
LIMITED acting by a          )
director and its Secretary   )
(or two directors)           )

                    Director          /s/ [ILLEGIBLE]         [SEAL]

                    Secretary         /s/ [ILLEGIBLE]

THIS DEED OF AGREEMENT is made the 20 day of April 2001 BETWEEN:

(1) John Shreeves & Partners Limited whose registered office is situate at 66 Turnmill Street, London, EC1M 5RR ('the Consultant'); and

(2) Mercator Software Limited whose registered office is at 104 Rochester Row, London, SW1P 1JQ ('the Company')

WHEREAS:

      A. The Company has entered into an agreement for lease ('the Agreement') with City Tower Limited (the 'Employer') in respect of levels 1 and 2, City Tower, 40 Basinghall Street, London, EC2V 5DE (the 'Premises')

      B. By a contract ('the Appointment') dated 6th June, 2000 the Employer has appointed the Consultant as quantity surveyors and project managers in connection with renovation works at the Premises (the 'Works')

      C. The Employer is the employer under a building contract ('the Building Contract') which it has entered into with Blenheim House Construction Limited for the execution of the Works

NOW IT IS HEREBY AGREED as follows:

      1. The Consultant warrants that it has exercised and will continue to exercise all the professional skill, care and diligence required by the Appointment in the performance of its duties under the Appointment and all other services and duties performed and undertaken, provided that the Consultant shall have no greater liability to the Company by virtue of this Agreement than it would have had if the Company had been named as a joint 'Employer' under the Appointment.

      2. The Consultant further warrants that it has complied or will comply with its obligations in relation to the use or specification for use of goods, materials substances or products referred to in paragraph 8 of the Appointment.

      3. The Company and its appointee shall have a licence to copy and use and to reproduce documentation on the same terms as paragraph 12 of the Appointment.

      4. The Consultant shall maintain professional indemnity insurance in the amount stated in and in accordance with the requirements of the Appointment. As and when it is reasonably requested to do so by the Company, the Consultant shall produce for inspection documentary evidence that its professional indemnity insurance has been maintained.

      5. For the avoidance of doubt the Consultant's liability under this Deed shall cease fifteen years from the Practical Completion date.

IN WITNESS whereof the parties hereto have caused their respective common seals to be affixed hereunto the day and year first before written.

The COMMON SEAL of            )
JOHN SHREEVES &               )
PARTNERS was hereto           )
affixed in the presence of:   )

                         Director  /s/ [ILLEGIBLE]
                                   --------------------
                                                                [SEAL]
                         Director  /s/ [ILLEGIBLE]
                                   -------------------

THIS DEED OF AGREEMENT is made the 20 day of April 2001 BETWEEN:

(1) Bunyan Meyer & Partners Limited whose registered office is situate at Stanhope House, 475 Kingston Road, Ewell, Epsom, Surrey, KTl9 OEE ('the Consultant'); and

(2) Mercator Software Limited whose registered office is at 114 Rochester Row, London, SW1P lJQ ('the Company')

WHEREAS:

      A. The Company has entered into an agreement for lease with City Tower Limited (the 'Employer') in respect of levels 1 and 2, City Tower, 40 Basinghall Street, London, EC2V 5DE (the 'Premises')

      B. By a contract ('the Appointment') dated 16th June, 2000 the Employer has appointed the Consultant as structural engineering consultants in connection with renovation works at the Premises (the 'Works')

      C. The Employer is the employer under a building contract ('the Building Contract') which it has entered into with Blenheim House Construction Limited for the execution of the Works

NOW IT IS HEREBY AGREED as follows:

      1. The Consultant warrants that it has exercised and will continue to exercise all the professional skill, care and diligence required by the Appointment in the performance of its duties under the Appointment and all other services and duties performed and undertaken, provided that the Consultant shall have no greater liability to the Company by virtue of this Agreement than it would have had if the Company had been named as a joint 'Employer' under the Appointment.

      2. The Consultant further warrants that it has complied or will comply with its obligations in relation to the use or specification for use of goods, materials substances or products referred to in paragraph 8 of the Appointment.

      3. The Company and its appointee shall have a license to copy and use and to reproduce documentation on the same terms as paragraph 12 of the Appointment.

      4. The Consultant shall maintain professional indemnity insurance in the amount stated in and in accordance with the requirements of the Appointment. As and when it is reasonably requested to do so by the Company, the Consultant shall produce for inspection documentary evidence that its professional indemnity insurance has been maintained.

      5. For the avoidance of doubt the Consultant's liability under this Deed shall cease fifteen years from the Practical Completion date.

IN WITNESS whereof the parties hereto have caused their respective common seals to be affixed hereunto the day and year first before written.

The COMMON SEAL of                  )              [SEAL]
BUNYAN MEYER AND                    )
PARTNERS LIMITED was                )
hereto affixed in the presence of:  )

/s/ [ILLEGIBLE]  Director

/s/ [ILLEGIBLE]  Secretary

Signed as a deed by          )                      [SEAL]
MERCATOR SOFTWARE            )
LIMITED acting by a          )
director and its Secretary   )
(or two directors)           )

                    Director          /s/ [ILLEGIBLE]

                    Secretary         /s/ [ILLEGIBLE]

THIS DEED OF AGREEMENT is made the 20 day of April 2001 BETWEEN:

(1) Swanke Hayden Connell International Limited whose registered office is situate at 25 Christopher Street, London, EC2A 2BS ('the Consultant'); and

(2) Mercator Software Limited whose registered office is at 104 Rochester Row, London, SW1P 1JQ ('the Company')

WHEREAS:

      A. The Company has entered into an agreement for lease with City Tower Limited (the 'Employer') in respect of levels 1 and 2, City Tower, 40 Basinghall Street, London, EC2V 5DE (the 'Premises')

      B. By a contract ('the Appointment') dated 16th June, 2000 the Employer has appointed the Consultant as architects in connection with renovation works at the Premises (the 'Works')

      C. The Employer is the employer under a building contract ('the Building Contract') which it has entered into with Blenheim House Construction Limited for the execution of the Works

NOW IT IS HEREBY AGREED as follows:

      1. The Consultant warrants that it has exercised and undertakes that it will continue to exercise all the professional skill, care and diligence required by the Appointment in the performance of its duties under the Appointment, provided that the Consultant shall have no greater liability to the Company by virtue of this Agreement than it would have had if the Company had been named as a joint 'Employer' under the Appointment.

      2. The Consultant further warrants that it has complied or will comply with its obligations in relation to the specification for use of goods, materials substances or products referred to in paragraph 8 of the Appointment.

      3. The Company and its appointee shall have a license to copy and use and to reproduce documentation on the same terms as paragraph 12 of the Appointment.

      4. The Consultant shall maintain professional indemnity insurance in the amount stated in and in accordance with the requirements of the Appointment. As and when it is reasonably requested to do so by the Company, the Consultant shall produce for inspection documentary evidence that its professional indemnity insurance has been maintained.

      5. For the avoidance of doubt the Consultant's liability under this Deed shall cease twelve years from the Practical Completion date.

IN WITNESS whereof the parties hereto have caused their respective common seals to be affixed hereunto the day and year first before written.

The COMMON SEAL of          )
SWANKE HAYDEN               )
CONNELL                     )
INTERNATIONAL LIMITED       )
was hereto affixed in the   )
presence of:                )

                      Director      /s/ [ILLEGIBLE]         [SEAL]

                      Secretary     /s/ [ILLEGIBLE]

Signed as a deed by          )
MERCATOR SOFTWARE            )
LIMITED acting by a          )
director and its Secretary   )
(or two directors)           )

                      Director      /s/ [ILLEGIBLE]         [SEAL]

                      Secretary     /s/ [ILLEGIBLE]

                              Dated 20 April 2001
                              -------------------

                           MERCATOR SOFTWARE, INC          (1)

                                       and

                  THE PRUDENTIAL ASSURANCE COMPANY LIMITED (2)

               --------------------------------------------------

                                  Counterpart/
                                    GUARANTEE
               relating to a Lease of Levels 1 and 2, City Tower,
                      40 Basinghall Street, London EC2V 5DE

               --------------------------------------------------

                                   Norton Rose

                                    Contents

Clause                                                                      Page

1   Definitions and Interpretation ............................................1

2   Undertaking ...............................................................2

3   Terminating Event .........................................................2

4   Enforcement ...............................................................2

5   Security taken by Guarantor ...............................................3

6   Set-off and Deductions ....................................................3

7   Interest ..................................................................3

8   Settlement and Discharge ..................................................3

9   Notices ...................................................................4

10  Severable Nature of Obligations ...........................................4

11  Continuance of Tenant's Obligations .......................................4

12  Execution in Counterpart ..................................................4

13  Applicable law, submission to jurisdiction and address for service ........4

THIS DEED made on 20 April 2001 BETWEEN:

(1) MERCATOR SOFTWARE, INC whose corporate headquarters is at 45 Danbury Road Wilton Connecticut 06897 (the "Guarantor")

(2) THE PRUDENTIAL ASSURANCE COMPANY LIMITED whose registered office is at 142 Holborn Bars London EC1N 2NH (the "Landlord")

WHEREAS this Deed is entered into by the Guarantor in consideration of the Landlord granting the Lease to the Tenant.

THIS DEED WITNESSES as follows:

1           Definitions and Interpretation

            In this Deed, unless the context otherwise requires:

            "AGA" means any authorised guarantee agreement which the Tenant may from time to time enter into in respect of the Lease;

            "Landlord" includes the immediate reversioner from time to time to the Lease, or the party who would be that reversioner if the Lease still subsisted;

            "Lease" means a lease of the Premises dated 20 April 2001 made between the Landlord (1) and the Tenant (2) and includes:

            (a) any continuation of the Lease pursuant to the Landlord and Tenant Act 1954;

            (b) any overriding lease granted to the Tenant pursuant to the Landlord and Tenant (Covenants) Act 1995;

            (c)   any lease granted to the Tenant pursuant to an AGA;

            (d) any deed of variation, licence, consent, or other document supplemental or collateral to, or otherwise associated with, the Lease to which the Tenant is a party, whether presently existing or not;

            "Premises" means Levels 1 and 2, City Tower, 40 Basinghall Street, London EC2V 5DE;

            "Tenant's Obligations" means the obligation to pay all sums from time to time due or expressed to be due, and to perform all other obligations which are from time to time owed, or expressed to be owed, to the Landlord by the Tenant under:

            (a)   the Lease or any AGA;

            (b) any compromise or arrangement agreed to by the Landlord and the Tenant, under which the Landlord agrees not to seek to exercise any of its rights or powers under the Lease or any AGA, or to compromise, abandon or waive any such rights, powers, or any claim against the Tenant;

            (c) any order of the Court made in respect of the Lease or any AGA, or any claim arising under them, including, without limitation, an order granting relief against forfeiture;

            and includes the obligation to pay all sums from time to time payable by, or on behalf of, the Tenant to the Landlord in connection with, or arising out of the termination of the Lease or any AGA;

            "Tenant" means Mercator Software Limited;

            "Terminating Event" means the disclaimer or repudiation of the Lease by or on behalf of the Tenant, or the forfeiture of the Lease, or the Tenant ceasing to exist so that the Lease becomes bona vacantia.

1.1         In this Deed unless the context otherwise requires:

1.1.1       words importing any gender include every gender;

1.1.2 references to numbered clauses are to the relevant numbered clauses of this Deed;

i.1.3 words importing the plural shall include the singular and vice versa;

1.1.4 references in this Deed to the Lease, any AGA or any other document, are to the Lease, AGA or that other document as varied or amended from time to time.

2           Undertaking

2.1 The Guarantor covenants that the Tenant shall observe and perform the Tenant's Obligations, and that if it does not, then the Guarantor shall do so.

2.2 The Guarantor's obligation under clause 2.1 is a primary obligation, and it shall be liable for the fulfilment of all the Tenant's Obligations as though it were named as the Tenant in the Lease or as guarantor under any relevant AGA.

2.3 If requested by the Landlord, the Guarantor shall enter into any deed of variation, licence, consent or other document supplemental to the Lease or any AGA to which the Tenant is party, to acknowledge that its liabilities under this Deed include the Tenant's liabilities under that document.

3           Terminating Event

3.1 The Guarantor shall, if required by the Landlord in writing within the period beginning on the day of a Terminating Event and expiring three months after the Landlord has been notified in writing by the Guarantor or the Tenant of that Terminating Event, within one month of the Landlord's notice, accept (and execute and deliver to the Landlord a counterpart of) a new lease of the Premises, and the Guarantor shall also pay all legal charges and stamp duties incurred by the Landlord in respect of that new lease.

3.2         The new lease referred to in clause 3.1 shall:

3.2.1 be for a term commencing on the date of the Terminating Event and expiring on the date on which the contractual term granted by the Lease would have expired by effluxion of time;

3.2.2 be at the rent which would have been payable under the Lease (ignoring any period of rent cesser or rent reduction then current) if it still existed; if, at the date of the Terminating Event, there is a rent review due under the Lease which has not been agreed or determined, then the new lease shall be granted at the rent due under the Lease before that review, and the second day of the term of the new lease shall be a rent review date (in addition to any other rent review dates) under the new lease;

3.2.3 be otherwise on the same terms as the Lease, save that any rights or obligations which arise at a particular date (whether or not calculated by reference to the start of the term of the Lease) shall arise on the same dates under the new lease; and

3.2.4       take effect from the date of the Terminating Event.

4           Enforcement

4.1         The Landlord may enforce this Deed without first:

4.1.1       making demand on, or taking proceedings against the Tenant; or

4.1.2 having recourse to any other security which may from time to time be held by the Landlord in respect of the Tenant's Obligations.

5           Security taken by Guarantor

5.1 Until the Tenant's Obligations have been paid and discharged in full, the Guarantor shall not, without the Landlord's written consent, exercise its rights:

5.1.1       of subrogation or indemnity in respect of the Tenant's Obligations;

5.1.2 to take the benefit of, or share in, or enforce any security or other guarantee or indemnity for the Tenant's Obligations; or

5.1.3 to prove in the bankruptcy or liquidation of the Tenant in competition with the Landlord.

5.2 The Guarantor warrants that it has not taken any security from the Tenant and agrees not to do so.

5.3 Any security taken by the Guarantor in breach of clause 5.2, and all moneys received from it, and all moneys received by the Guarantor in breach of clause 5.1, shall be held in trust for the Landlord to the extent necessary for the discharge of the liabilities of the Guarantor under this Deed.

6           Set-off and Deductions

6.1 All payments made by the Guarantor under this Deed shall be made without set-off or deduction (whether legal or equitable).

6.2 If the Guarantor is required by law to make any deduction or withholding from a payment under this Deed (save for deduction of tax which the Landlord can reclaim from the Inland Revenue, or which the Landlord would have been obliged to pay), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that after that deduction or withholding the Landlord receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

7           Interest

7.1 Any sum payable by the Guarantor under this Deed which is not paid on the date that it is due shall bear interest at the Interest Rate defined in the Lease, and that interest shall be paid on demand.

7.2 Clause 7.1 shall not operate to charge interest twice on the same amount for the same period, so that if any sum payable by the Guarantor includes interest payable under the Lease, it shall not, to that extent, bear interest under this Deed.

8           Settlement and Discharge

8.1 Any release or discharge of, or settlement between, the Guarantor and the Landlord, shall be conditional upon any security disposition or payment to the Landlord by the Tenant, the Guarantor, any co-guarantor, or any other person not being void, set aside or ordered to be refunded pursuant to any law or enactment relating to bankruptcy, liquidation or insolvency or for any other reason whatever. If such condition shall not be fulfilled the Landlord shall be entitled to enforce this Deed subsequently as if any such release discharge or settlement had not occurred.

8.2 Any money received in connection with this Deed (whether before or after the liquidation or bankruptcy of the Tenant or the Guarantor) may be placed to the credit of a suspense account with a view to preserving claims against the Tenant or the Guarantor, or may be applied by the Landlord in or towards satisfaction of such of the Tenant's Obligations as the Landlord in its absolute discretion may from time to time conclusively and reasonably determine.

9           Notices

            Any notice, demand or legal process to be served on the Guarantor under this Deed shall be in writing, and, (in addition to any other valid method of service) shall be sufficiently served if delivered to, or if sent by registered or recorded delivery post to, the address for service given in clause 13.

10          Severable Nature of Obligations

            Each of the provisions of this Deed is severable from the others. If at any time one or more of such provisions becomes illegal, invalid or unenforceable, then the validity and enforceability of the remaining provisions of this Deed shall not affected.

11          Continuance of Tenant's Obligations

11.1 The liability of the Guarantor, as the primary obligor, shall continue notwithstanding any, or any combination of, the following:

11.1.1 any forbearance by the Landlord to the Tenant in enforcing any of the Tenant's Obligations;

11.1.2 any forbearance by the Landlord to the Guarantor in enforcing any of the rights granted by this Deed;

11.1.3 any extension of time, or any other concessions, given by the Landlord to the Tenant or the Guarantor;

11.1.4 any legal limitation or incapacity relating to the Tenant or the Guarantor;

11.1.5      the Tenant being dissolved, wound up or ceasing to exist;

11.1.6 the giving and subsequent withdrawal of any notice to determine or rescind the Lease;

11.1.7      any variation of the demise or in the other terms of the Lease;

11.1.8 the disclaimer or termination of the Lease (other than termination by way of surrender or effluxion of time);

11.1.9 the taking, holding, varying, releasing or not enforcing any other security for the liabilities of the Tenant or the Guarantor;

11.1.10 the release of the Guarantor otherwise than by a deed executed by the Landlord;

11.1.11 any other act, omission or matter whatsoever, which but for this provision would serve to release the Guarantor, either wholly or partly.

12          Execution in Counterpart

            This Deed may be entered into in any number of counterparts, and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument

13          Applicable law, submission to jurisdiction and address for service

13.1 This Deed shall be governed by, and construed in accordance with, English Law.

13.2 Any dispute incidental upon this Deed shall be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties hereto irrevocably submits. The jurisdiction of the High Court of Justice in England shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim.

13.3 The Guarantor irrevocably authorises and appoints Pettman Smith of 79 Knightsbridge London SW1X 7RB (or such other firm of solicitors resident in England or Wales as it may from time to time by written notice to the Landlord substitute) to accept service of all legal process arising out of or connected with this Deed and service on the said Pettman Smith (or such substitute) shall be deemed to be service on the Guarantor

IN WITNESS of which each party has duly executed this Agreement as a Deed the date first above written


THE COMMON SEAL of PRUDENTIAL
PROPERTY INVESTMENT MANAGERS
LIMITED acting as attomey for THE
PRUDENTIAL ASSURANCE COMPANY
LIMITED was affixed in the presence of:         [SEAL]

[Name of sealing officer] S.C. King

Signature: /s/ S.C. King
          ......................

Duly appointed and authorised sealing
officer of Prudential Property Investment
Managers Limited

                               Dated 20 April 2001

                    RUSHMOOR MECHANICAL SERVICES LIMITED (1)

                                [Sub-Contractor]

                                     - and -

                          MERCATOR SOFTWARE LIMITED (2)

                                    [Tenant]

                    -----------------------------------------

                              - DEED OF WARRANTY -

                         Relating to a refurbishment at

                                   City Tower
                            Podium and Levels 1 and 2

                    -----------------------------------------

DOMESTIC SUB-CONTRACTOR'S COLLATERAL WARRANTY TO TENANT

THIS DEED is made the   day of               2000

BETWEEN:-

(1) RUSHMOOR MECHANICAL SERVICES LIMITED (Company Number 1307680) whose registered office is situated at 82 High Street, Sandhurst, Berkshire GU47 8EE ("the Sub-Contractor")

(2) MERCATOR SOFTWARE LIMITED (Company Number 1293378) whose registered office is situated at 114 Rochester Row, London SW1P-1JQ ("the Tenant" which expression shall where the context so admits include its successors in title)

WHEREAS:-

A. BLENHEIM HOUSE CONSTRUCTION LIMITED ("the Contractor") has entered into an agreement dated the 22nd September 2000 ("the Building Contract") with City Tower Limited, 40 Basinghall Street, London, EC2V 5DE ("the Employer") to carry out the Works as defined therein at City Tower, 40 Basinghall Street, London, EC2V 5DE ("the Development").

B. The Contractor has entered into an agreement with the Sub-Contractor dated the 6th April 2000 ("the Sub-Contract") to carry out the Works as defined therein in execution of part of the Works and it is a term of the Sub-Contract that the Sub-Contractor enters into these presents.

C. The Tenant intends to enter into or has entered into an agreement to occupy the whole or part of the Works when completed.

D. The Tenant and the Sub-Contractor wish by this Agreement to provide a direct contractual relationship between the Tenant and the Sub-Contractor as set out in Clause 1 hereof.

NOW IT IS HEREBY AGREED as follows:-

1. In consideration of the Tenant paying to the Sub-Contractor the sum of ,1 (one pound) the Sub-Contractor hereby covenants with the Tenant that is has performed and will perform each and all of its duties and obligations under the Sub-Contract strictly in accordance with its terms whether express or implied.

2. The Sub-Contractor shall not knowingly specify, authorise or cause to be used the following:

      any goods, materials, substances, products or equipment which are:-

      (i)   in themselves stated in the Specification to be prohibited.

      (ii) not in accordance with relevant British or European Standards and Codes of Practice.

      (iii) generally known within the construction or engineering industries at the time of use or specification (as appropriate) to be deleterious to (a) health and safety in humans or (b) the durability of the Building by reference to its likely design life based on the Specification.

      (iv) not in accordance with "Good Practice in the Selection of Construction Materials" published 1997 by the BCO.

      (v) or might in themselves or as a result of their use pose a hazard to health and in particular to the health of the personnel involved in the construction or maintenance of the Works or the eventual occupants thereof.

      (vi) other materials which at the time the Works is being carried out generally accepted as or reasonably suspected of:-

            (a)   being deleterious in themselves;

            (b) becoming deleterious when used in a particular situation or in combination with other materials;

            (c)   becoming deleterious with passage of time

            (d) becoming deleterious without a level of maintenance which is higher than that which would normally be expected in a building of the type under construction; or

            (e) being damaged by or causing damage to the structure in which they are incorporated or to which they are affixed

            "deleterious" meaning and including any use of materials or combination of materials that would or might have the effect of reducing the normal life expectancy of the materials themselves, any materials to which they are affixed, the structure in which they are incorporated or to which they are affixed, of the Works or any part thereof, to a period less than that which has been specified or would normally be expected.

      vii)  Inter alia:-

      a)    High alumina cement in structural elements

      b) Woodwool slabs in permanent formwork to concrete or in structural elements

      c)    Calcium Chloride admixtures for use in reinforced concrete

      d) Asbestos products (save where natural elements thereof are used in products which comply with relevant British Standards
            Specifications)

      e) Aggregates for use in reinforced concrete which do not comply with British Standards Specification 882:1983 and aggregates for use in concrete which do not comply with British Standard Specification 8100:1985; and

      f) Lead or any products containing lead in a form likely to be ingested or inhaled by humans (but so that copper alloy products containing lead may nonetheless be used in drinking water pipework); and

      g) Urea formaldehyde foam in a form that releases formaldehyde so that it is likely to be ingested or inhaled by humans in harmful quantities; and

      h) Any other material generally known at the date of its use to be deleterious (in the form quantity and application actually used) to
            (a) human health and safety or (b) the durability of the Works in which it is used (unless the presence of the material is integral to and essential for such Works) and/or not in accordance with good building practice at the date when specified and/or not in accordance with good building practice at the date when specified

3. The Sub-Contractor acknowledges that the Tenant shall be deemed to have relied upon the Sub-Contractor's reasonable skill and judgement in the performance of its duties to the Contractor under the Sub-Contract. The liability of the Sub-Contractor shall not be released, diminished or in any other way affected by any independent enquiry into any relevant matter which may be made or carried out by or on behalf of the Tenant nor by any act or omission of any firm, company or party carrying out such enquiry, whether or not such act or omission might give rise to an independent liability of such firm, company or party to the Tenant.

4. The Sub-Contractor shall be liable to the Tenant in respect of any and all expenses liabilities costs damages losses claims or proceedings which arise by reason of any breach of its obligations hereunder save that it shall have no greater liability and for no longer period than that which would have been owed to the Tenant if the Tenant had been named as joint Contractor with the Contractor under the Sub-Contract.

5. The provisions of this Agreement shall be without prejudice to any rights or remedies which the Tenant may have against the Sub-Contractor whether in tort or otherwise and shall not be deemed or construed so as to limit or exclude any such rights or remedies.

6. The copyright in all documents and drawings provided by the Sub-Contractor in connection with the Works shall remain vested in the Sub-Contractor but the Tenant shall have a licence to copy and use, though the Sub-Contractor shall not be liable for any misuse of, such documents and drawings and to reproduce the designs contained in them for any purpose related to the Works including, but without limitation, the construction, completion, maintenance, extension, alteration, letting, promotion, advertisement, reinstatement and repair of the Works.

7. The benefit of all or any of the Sub-Contractor's obligations under this Deed and/or any benefit arising under or out of this Deed may be assigned by the Tenant without the consent of the Sub-Contractor on two occasions only and thereafter with due Sub-Contractor's consent which consent may not be unreasonably withheld or delayed.

8. This Agreement shall be governed by and construed in accordance with the Laws of England. If any dispute or difference arises between the Tenant and the Sub-Contractor in connection with this Agreement which cannot be resolved by mutual agreement, it shall be referred to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof the Parties have caused these presents to be executed as a deed and delivered the day and year first before written.

THE COMMON SEAL of        )                                            [SEAL]
RUSHMOOR MECHANICAL       )
SERVICES LIMITED          )
was hereunto affixed in   )
the presence of:-         )


           Director           )   /s/ [ILLEGIBLE]
                              )
           Director/Secretary )   /s/ [ILLEGIBLE]


Signed as a deed by       )
MERCATOR SOFTWARE         )
LIMITED acting by a       )
director and its secretary)
(or two directors)        )

           Director           )   /s/ [ILLEGIBLE]
                              )
           Director/Secretary )   /s/ [ILLEGIBLE]

                               Dated 20 April 2001

                         GRANFLEX (ROOFING) LIMITED (1)

                                [Sub-Contractor]

                                     - and -

                          MERCATOR SOFTWARE LIMITED (2)

                                    [Tenant]

                  --------------------------------------------

                              - DEED OF WARRANTY -

                         Relating to a refurbishment at

                                   City Tower
                            Podium and Levels 1 and 2

                  --------------------------------------------

DOMESTIC SUB-CONTRACTOR'S COLLATERAL WARRANTY TO TENANT

THIS DEED is made the       day of                      2000

BETWEEN:-

(1) GRANFLEX (ROOFING) LIMITED (Company Number 1234422) whose registered office is situated at Brick Kiln Lane, Basford, Stoke-On-Trent ST4 7BT ("the Sub-Contractor")

(2) MERCATOR SOFTWARE LIMITED (Company Number 1293378) whose registered office is situated at 114 Rochester Row, London SW1P 1JQ ("the Tenant" which expression shall where the context so admits include its successors in title)

WHEREAS:-

A. BLENHEIM HOUSE CONSTRUCTION LIMITED ("the Contractor") has entered into an agreement dated the 22nd September 2000 ("the Building Contract") with City Tower Limited, 40 Basinghall Street, London, EC2V 5DE ("the Employer") to carry out the Works as defined therein at City Tower, 40 Basinghall Street, London, EC2V 5DE ("the Development").

B. The Contractor has entered into an agreement with the Sub-Contractor dated the 28th March 2000 ("the Sub-Contract") to carry out the Works as defined therein in execution of part of the Works and it is a term of the Sub-Contract that the Sub-Contractor enters into these presents.

C. The Tenant intends to enter into or has entered into an agreement to occupy the whole or part of the Works when completed.

D. The Tenant and the Sub-Contractor wish by this Agreement to provide a direct contractual relationship between the Tenant and the Sub-Contractor as set out in Clause 1 hereof.

NOW IT IS HEREBY AGREED as follows:-

1. In consideration of the Tenant paying to the Sub-Contractor the sum of ,1 (one pound) the Sub-Contractor hereby covenants with the Tenant that is has performed and will perform each and all of its duties and obligations under the Sub-Contract strictly in accordance with its terms whether express or implied.

2. The Sub-Contractor shall not knowingly specify, authorise or cause to be used the following:

      any goods, materials, substances, products or equipment which are:-

      (i)   in themselves stated in the Specification to be prohibited.

      (ii) not in accordance with relevant British or European Standards and Codes of Practice.

      (iii) generally known within the construction or engineering industries at the time of use or specification (as appropriate) to be deleterious to (a) health and safety in humans or (b) the durability of the Building by reference to its likely design life based on the Specification.

      (iv) not in accordance with "Good Practice in the Selection of Construction Materials" published 1997 by the BCO.

      (v) or might in themselves or as a result of their use pose a hazard to health and in particular to the health of the personnel involved in the construction or maintenance of the Works or the eventual occupants thereof.

      (vi) other materials which at the time the Works is being carried out generally accepted as or reasonably suspected of:-

            (a)   being deleterious in themselves;

            (b) becoming deleterious when used in a particular situation or in combination with other materials;

            (c)   becoming deleterious with passage of time

            (d) becoming deleterious without a level of maintenance which is higher than that which would normally be expected in a building of the type under construction; or

            (e) being damaged by or causing damage to the structure in which they are incorporated or to which they are affixed

            "deleterious" meaning and including any use of materials or combination of materials that would or might have the effect of reducing the normal life expectancy of the materials themselves, any materials to which they are affixed, the structure in which they are incorporated or to which they are affixed, of the Works or any part thereof, to a period less than that which has been specified or would normally be expected.

      vii)  Inter alia:-

      a)    High alumina cement in structural elements

      b) Woodwool slabs in permanent formwork to concrete or in structural elements

      c)    Calcium Chloride admixtures for use in reinforced concrete

      d) Asbestos products (save where natural elements thereof are used in products which comply with relevant British Standards
            Specifications)

      e) Aggregates for use in reinforced concrete which do not comply with British Standards Specification 882:1983 and aggregates for use in concrete which do not comply with British Standard Specification 8100:1985; and

      f) Lead or any products containing lead in a form likely to be ingested or inhaled by humans (but so that copper alloy products containing lead may nonetheless be used in drinking water pipework); and

      g) Urea formaldehyde foam in a form that releases formaldehyde so that it is likely to be ingested or inhaled by humans in harmful quantities; and

      h) Any other material generally known at the date of its use to be deleterious (in the form quantity and application actually used) to
            (a) human health and safety or (b) the durability of the Works in which it is used (unless the presence of the material is integral to and essential for such Works) and/or not in accordance with good building practice at the date when specified and/or not in accordance with good building practice at the date when specified

3. The Sub-Contractor acknowledges that the Tenant shall be deemed to have relied upon the Sub-Contractor's reasonable skill and judgement in the performance of its duties to the Contractor under the Sub-Contract. The liability of the Sub-Contractor shall not be released, diminished or in any other way affected by any independent enquiry into any relevant matter which may be made or carried out by or on behalf of the Tenant nor by any act or omission of any firm, company or party carrying out such enquiry, whether or not such act or omission might give rise to an independent liability of such firm, company or party to the Tenant.

4. The Sub-Contractor shall be liable to the Tenant in respect of any and all expenses liabilities costs damages losses claims or proceedings which arise by reason of any breach of its obligations hereunder save that it shall have no greater liability and for no longer period than that which would have been owed to the Tenant if the Tenant had been named as joint Contractor with the Contractor under the Sub-Contract.

5. The provisions of this Agreement shall be without prejudice to any rights or remedies which the Tenant may have against the Sub-Contractor whether in tort or otherwise and shall not be deemed or construed so as to limit or exclude any such rights or remedies.

6. The copyright in all documents and drawings provided by the Sub-Contractor in connection with the Works shall remain vested in the Sub-Contractor but the Tenant shall have a licence to copy and use, though the Sub-Contractor shall not be liable for any misuse of, such documents and drawings and to reproduce the designs contained in them for any purpose related to the Works including, but without limitation, the construction, completion, maintenance, extension, alteration, letting, promotion, advertisement, reinstatement and repair of the Works.

7. This Agreement shall be governed by and construed in accordance with the Laws of England. If any dispute or difference arises between the Tenant and the Sub-Contractor in connection with this Agreement which cannot be resolved by mutual agreement, it shall be referred to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof the Parties have caused these presents to be executed as a deed and delivered the day and year first before written.

THE COMMON SEAL of        )
GRANFLEX (ROOFING) LIMITED)
was hereunto affixed in   )
the presence of:-         )


           Director           )  /s/ [ILLEGIBLE]
                              )
           Director/Secretary )  /s/ [ILLEGIBLE]


Signed as a deed by       )
MERCATOR SOFTWARE         )
LIMITED acting by a       )
director and its secretary)
(or two directors)        )

           Director           )  /s/ [ILLEGIBLE]
                              )
           Director/Secretary )  /s/ [ILLEGIBLE]

                               Dated 20 April 2001

                           SCHMIDLIN (UK) LIMITED (1)

                                [Sub-Contractor]

                                     - and -

                          MERCATOR SOFTWARE LIMITED (2)

                                    [Tenant]

                  --------------------------------------------

                              - DEED OF WARRANTY -

                         Relating to a refurbishment at

                                   City Tower
                            Podium and Levels 1 and 2

                  --------------------------------------------

DOMESTIC SUB-CONTRACTOR'S COLLATERAL WARRANTY TO TENANT

THIS DEED is made the       day of                      2000

BETWEEN:-

(1) SCHMIDLIN (UK) LIMITED (Company Number 1418100) whose registered office is situated at White Lion Court, Swan Street, Old Isleworth, Middlesex TW7 6RN ("the Sub-Contractor")

(2) MERCATOR SOFTWARE LIMITED (Company Number 1293378) whose registered office is situated at 114 Rochester Row, London SW1P 1JQ ("the Tenant" which expression shall where the context so admits include its successors in title)

WHEREAS:-

A. BLENHEIM HOUSE CONSTRUCTION LIMITED ("the Contractor") has entered into an agreement dated the 22nd September 2000 ("the Building Contract") with City Tower Limited, 40 Basinghall Street, London, EC2V 5DE ("the Employer") to carry out the Works as defined therein at City Tower, 40 Basinghall Street, London, EC2V 5DE ("the Development").

B. The Contractor has entered into an agreement with the Sub-Contractor dated the 6th April 2000 ("the Sub-Contract") to carry out the Works as defined therein in execution of part of the Works and it is a term of the Sub-Contract that the Sub-Contractor enters into these presents.

C. The Tenant intends to enter into or has entered into an agreement to occupy the whole or part of the Works when completed.

D. The Tenant and the Sub-Contractor wish by this Agreement to provide a direct contractual relationship between the Tenant and the Sub-Contractor as set out in Clause 1 hereof.

NOW IT IS HEREBY AGREED as follows:-

1. In consideration of the Tenant paying to the Sub-Contractor the sum of ,1 (one pound) the Sub-Contractor hereby covenants with the Tenant that is has performed and will perform each and all of its duties and obligations under the Sub-Contract strictly in accordance with its terms whether express or implied.

2. The Sub-Contractor shall not knowingly specify, authorise or cause to be used the following:

      any goods, materials, substances, products or equipment which are:-

      (i)   in themselves stated in the Specification to be prohibited.

      (ii) not in accordance with relevant British or European Standards and Codes of Practice.

      (iii) generally known within the construction or engineering industries at the time of use or specification (as appropriate) to be deleterious to (a) health and safety in humans or (b) the durability of the Building by reference to its likely design life based on the Specification.

      (iv) not in accordance with "Good Practice in the Selection of Construction Materials" published 1997 by the BCO.

      (v) or might in themselves or as a result of their use pose a hazard to health and in particular to the health of the personnel involved in the construction or maintenance of the Works or the eventual occupants thereof.

      (vi) other materials which at the time the Works is being carried out generally accepted as or reasonably suspected of:-

            (a)   being deleterious in themselves;

            (b) becoming deleterious when used in a particular situation or in combination with other materials;

            (c)   becoming deleterious with passage of time

            (d) becoming deleterious without a level of maintenance which is higher than that which would normally be expected in a building of the type under construction; or

            (e) being damaged by or causing damage to the structure in which they are incorporated or to which they are affixed

            "deleterious" meaning and including any use of materials or combination of materials that would or might have the effect of reducing the normal life expectancy of the materials themselves, any materials to which they are affixed, the structure in which they are incorporated or to which they are affixed, of the Works or any part thereof, to a period less than that which has been specified or would normally be expected.

      vii)  Inter alia:-

      a)    High alumina cement in structural elements

      b) Woodwool slabs in permanent formwork to concrete or in structural elements

      c)    Calcium Chloride admixtures for use in reinforced concrete

      d) Asbestos products (save where natural elements thereof are used in products which comply with relevant British Standards
            Specifications)

      e) Aggregates for use in reinforced concrete which do not comply with British Standards Specification 882:1983 and aggregates for use in concrete which do not comply with British Standard Specification 8100:1985; and

      f) Lead or any products containing lead in a form likely to be ingested or inhaled by humans (but so that copper alloy products containing lead may nonetheless be used in drinking water pipework); and

      g) Urea formaldehyde foam in a form that releases formaldehyde so that it is likely to be ingested or inhaled by humans in harmful quantities; and

      h) Any other material generally known at the date of its use to be deleterious (in the form quantity and application actually used) to
            (a) human health and safety or (b) the durability of the Works in which it is used (unless the presence of the material is integral to and essential for such Works) and/or not in accordance with good building practice at the date when specified and/or not in accordance with good building practice at the date when specified

3. The Sub-Contractor acknowledges that the Tenant shall be deemed to have relied upon the Sub-Contractor's reasonable skill and judgement in the performance of its duties to the Contractor under the Sub-Contract. The liability of the Sub-Contractor shall not be released, diminished or in any other way affected by any independent enquiry into any relevant matter which may be made or carried out by or on behalf of the Tenant nor by any act or omission of any firm, company or party carrying out such enquiry, whether or not such act or omission might give rise to an independent liability of such firm, company or party to the Tenant.

4. The Sub-Contractor shall be liable to the Tenant in respect of any and all expenses liabilities costs damages losses claims or proceedings which arise by reason of any breach of its obligations hereunder save that it shall have no greater liability and for no longer period than it would have had to the Contractor under the Sub-Contract.

5. The provisions of this Agreement shall be without prejudice to any rights or remedies which the Tenant may have against the Sub-Contractor whether in tort or otherwise and shall not be deemed or construed so as to limit or exclude any such rights or remedies.

6. The copyright in all documents and drawings provided by the Sub-Contractor in connection with the Works shall remain vested in the Sub-Contractor but the Tenant shall have a licence to copy and use, though the Sub-Contractor shall not be liable for any misuse of, such documents and drawings and to reproduce the designs contained in them for any purpose related to the Works including, but without limitation, the construction, completion, maintenance, alteration, letting, promotion, advertisement, reinstatement and repair of the Works.

7. This Agreement shall be governed by and construed in accordance with the Laws of England. If any dispute or difference arises between the Tenant and the Sub-Contractor in connection with this Agreement which cannot be resolved by mutual agreement, it shall be referred to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof the Parties have caused these presents to be executed as a deed and delivered the day and year first before written.

THE COMMON SEAL of        )
SCHMIDLIN (UK) LIMITED    )
was hereunto affixed in   )
the presence of:-         )


           Director           )  /s/ [ILLEGIBLE]
                              )
           Director/Secretary )  /s/ [ILLEGIBLE]


THE COMMON SEAL of        )
MERCATOR SOFTWARE         )
LIMITED                   )
was hereunto affixed in   )
the presence of:-         )

           Director           )  /s/ [ILLEGIBLE]
                              )
           Director/Secretary )  /s/ [ILLEGIBLE]

                              Dated 20 April 2001

                     BLENHEIM HOUSE CONSTRUCTION LIMITED (1)

                                  (Contractor)

                                     - and -

                          MERCATOR SOFTWARE LIMITED (2)

                                    (Tenant)

                     ---------------------------------------

                              - DEED OF WARRANTY -

                         Relating to a refurbishment at

                                   City Tower
                            Podium and Levels 1 and 2

                     ---------------------------------------

THIS DEED is made the                                           day of
     2000

BETWEEN:-

(1) BLENHEIM HOUSE CONSTRUCTION LIMITED (Company Number 3259020) whose registered office is situate at Unit 2 Church Walk, Beales Lane, Weybridge, Surrey, KT13 8JS("the Contractor")

(2) MERCATOR SOFTWARE LIMITED (Company Number 1293378) whose registered office is situate at 114 Rochester Row, London SW1P 1JQ ("the Tenant" which expression shall include its successors in title transferees and assigns)

WHEREAS:

(A) CITY TOWER LIMITED (Company Number 1824826) whose registered office is situate at 142 Holborn Bars, London EC1 n 2NH ("the Developer") has entered into a contract ("the Contract") dated 22nd September 2000 with the Contractor to complete the design and the refurbishment of the Podium, Levels 1 and 2 and the cladding to the London Wall elevation upon the terms and conditions therein mentioned at a building known as City Tower, Basinghall Street, London EC2V 5DE

(B) By an agreement dated 18th August 2000 made between the Developer (1) and the Tenant (2) the Tenant has agreed on or following practical completion of the Works to take a full repairing lease of certain parts of the Works as more particularly described in the agreement

(C)   The Contractor has agreed to enter into this Deed in favour of the Tenant

NOW THIS DEED W1TNESSETH in consideration of the sum, 10 (ten pounds) receipt of which the Contractor hereby acknowledges AS FOLLOWS:-

1. Warranties/Undertakings

The Contractor hereby WARRANTS and UNDERTAKES to the Tenant that it has carried out and will continue to carry out the construction and completion of the Works in a good and workmanlike manner and in compliance with the terms of the Contract and all associated drawings and specifications (as amended from time to time) and without prejudice to the generality of the foregoing the Contractor WARRANTS and UNDERTAKES to the Tenant as follows:

(a) that the Contractor has exercised and will continue to exercise all reasonable skill and care in:

      (i) the design of the Works insofar as the Works has been or will be designed by the Contractor its servants agents sub-contractors or suppliers and

      (ii) the selection of materials and goods for the Works insofar as such materials and goods have been or will be selected by the Contractor its servants agents sub-contractors or suppliers

(b) that the Works will when completed satisfy any performance specification or requirement included or referred to in the Contract

(c) that the Works and the materials and goods used therein will correspond as to description quality and condition with the requirements of the Contract and be of sound manufacture and workmanship

(d) that it has performed and shall continue properly and diligently to perform all of its obligations under the Contract and will owe the same contractual duties (including without limitation duties of care) to the Tenant as those owed by the Contractor to the Developer

(e) that it shall not knowingly specify, authorise or cause to be used the following:

      any goods, materials, substances, products or equipment which are:-

      (i)   in themselves stated in the Specification to be prohibited.

      (ii) not in accordance with relevant British or European Standards and Codes of Practice.

      (iii) generally known within the construction or engineering industries at the time of use or specification (as appropriate) to be deleterious to (a) health and safety in humans or (b) the durability of the Building by reference to its likely design life based on the Specification.

      (iv) not in accordance with "Good Practice in the Selection of Construction Materials" published 1997 by the BCO.

      (v) or might in themselves or as a result of their use pose a hazard to health and in particular to the health of the personnel involved in the construction or maintenance of the Works or the eventual occupants thereof.

      (vi) other materials which at the time the Works is being carried out generally accepted as or reasonably suspected of:-

            (a)   being deleterious in themselves;

            (b) becoming deleterious when used in a particular situation or in combination with other materials;

            (c)   becoming deleterious with passage of time

            (d) becoming deleterious without a level of maintenance which is higher than that which would normally be expected in a building of the type under construction; or

            (e) being damaged by or causing damage to the structure in which they are incorporated or to which they are affixed

            "deleterious" meaning and including any use of materials or combination of materials that would or might have the effect of reducing the normal life expectancy of the materials themselves, any materials to which they are affixed, the structure in which they are incorporated or to which they are affixed, of the Works or any part thereof, to a period less than that which has been specified or would normally be expected.

      (vii) Inter alia:-

            a)    High alumina cement in structural elements

            b) Woodwool slabs in permanent formwork to concrete or in structural elements

            c)    Calcium Chloride admixtures for use in reinforced concrete

            d) Asbestos products (save where natural elements thereof are used in products which comply with relevant British Standards Specifications)

            e) Aggregates for use in reinforced concrete which do not comply with British Standards Specification 882:1983 and aggregates for use in concrete which do not comply with British Standard Specification 8100:1985; and

            f) Lead or any products containing lead in a form likely to be ingested or inhaled by humans (but so that copper alloy products containing lead may nonetheless be used in drinking water pipework); and

            g) Urea formaldehyde foam in a form that releases formaldehyde so that it is likely to be ingested or inhaled by humans in harmful quantities; and

            h) Any other material generally known at the date of its use to be deleterious (in the form quantity and application actually used) to (a) human health and safety or (b) the durability of the works in which it is used (unless the presence of the material is integral to and essential for such works) and/or not in accordance with good building practice at the date when specified and/or not in accordance with good building practice at the date when specified

2. Liability of Contractor

The obligations of the Contractor under or pursuant to clause 1 hereof shall be in addition to and without prejudice to any other present or future liability of the Contractor to the Tenant (including without prejudice to the generality of the foregoing any liability in negligence) and shall not be released diminished or in any other way affected by any independent enquiry into any relevant matter which may be made or carried out by or on behalf of the Tenant by any person nor by any action or omission of any person whether or not such action or omission might give rise to an independent liability of such person to the Tenant

3. Professional Indemnity Insurance

Without prejudice to its obligations under this Deed or otherwise at law the Contractor shall effect and use its best endeavour to maintain the appropriate cover provided such cover is available at commercially viable rates for the duration of the Contract and for a period of twelve years from the date of issue of the Certificate of Practical Completion of the Works has been achieved (with a well established insurance office or underwriter of repute carrying on business in the United Kingdom) insurance with a limit of indemnity of not less than FIVE MILLION POUNDS ((pound)5,OOO,0O0.OO) for any one occurrence or a series of occurrences arising out of any one event in respect of any negligence (which for the avoidance of doubt shall include any negligent act error omission or default) on the part of the Contractor in the performance of its duties under this Deed and in relation to the duty of care owed to the Tenant hereunder and shall produce to the Tenant on demand from time to time such evidence as the Tenant may reasonably require to satisfy itself that the terms of this clause have been complied with.

4. Licence

The Contractor as beneficial owner hereby GRANTS to the Tenant an irrevocable royalty-free non-exclusive licence to use and reproduce, though shall not be liable for any misuse of, all drawings details plans specifications schedules report calculations and other work and designs contained in them which have been or are hereafter written originated or made by or on behalf of the Contractor for any purpose whatsoever connected with the Works including but without limitation the execution completion maintenance letting management sale advertisement extension alteration, reinstatement and repair thereof. Such licence shall carry the right to grant sub-licences and shall be transferable to third parties.

5. Assignment

The benefit of all or any of the Contractor's obligations under this Deed and/or any benefit arising under or out of this Deed may be assigned by the Tenant without the consent of the Contractor on two occasions only and thereafter with due Contractor's consent which consent may not be unreasonably withheld or delayed.

6. The Contract

The Contractor UNDERTAKES to the Tenant not to vary or depart from the terms and conditions of the Contract without the prior written consent of the Tenant and agrees that any variation or departure made without such consent shall not be binding on the Tenant or affect or prejudice the Tenant's rights hereunder or under the Contract or in any other way

7. Continuing Effect

Notwithstanding the completion of the Works or any part thereof this Deed shall continue to have effect

8. Law

This Deed shall be governed by and construed in accordance with the laws of England and Wales

IN WITNESS whereof this Deed has been executed by the Contractor and the Tenant and is intended to be and is hereby delivered on the day and year first above written

THE COMMON SEAL of           )
BLENHEIM HOUSE                 )
CONSTRUCTION LIMITED         )
was hereunto affixed in      )
the presence of:-            )

                    Director: /s/ [ILLEGIBLE]

                    Director/Secretary: /s/ J. B. [ILLEGIBLE]

Signed as a deed by          )
MERCATOR SOFTWARE            )
LIMITED acting by a          )
director and its Secretary   )
(or two directors)           )

                         Director: /s/ [ILLEGIBLE]

                         Director/Secretary: /s/ [ILLEGIBLE]